SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSOLIDATED-TOMOKA LAND CO.

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CONSOLIDATED-TOMOKA LAND CO. Post Office Box 10809 Daytona Beach, Florida 32120-0809 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS April 24, 2013

To our Shareholders:

The Annual Meeting of Shareholders (“Annual Meeting”) of Consolidated-Tomoka Land Co., a Florida corporation (the “Company”), will be held at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida, on Wednesday, April 24, 2013, at 2:00 p.m., local time, for the following purposes:

1.	To elect John J. Allen, William L. Olivari, A. Chester Skinner, III, and Thomas P. Warlow, III, to serve as directors for one-year terms expiring at the annual meeting of shareholders to be held in 2014;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2013;

3.	To approve certain amendments to the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan, as described herein;

4.	To hold an advisory vote to approve executive compensation; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on March 1, 2013, are entitled to notice of, and to participate in and vote at the meeting. A complete list of shareholders as of the record date will be available for shareholders’ inspection at the corporate offices at 1530 Cornerstone Boulevard, Suite 100, Daytona Beach, Florida, for ten days prior to the meeting.

We hope you will be able to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to vote by telephone or over the Internet as indicated in the enclosed proxy card or by marking, dating, signing, and returning the enclosed proxy card as promptly as possible in the postage-paid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.

If you have any questions or need any assistance with voting your shares, please contact our transfer agent, Registrar and Transfer Company, toll-free at 1-800-368-5948. You may also contact them by email at info@rtco.com.

By Order of the Board of Directors

Linda Crisp

Corporate Secretary

Daytona Beach, Florida

March 22, 2013

A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST DIRECTED TO OUR CORPORATE SECRETARY, POST OFFICE BOX 10809, DAYTONA BEACH, FLORIDA 32120-0809.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 24, 2013. This proxy statement and a copy of our 2012 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, are available at http://ctlc.com/2013_proxy.html.

CONSOLIDATED-TOMOKA LAND CO.

PROXY STATEMENT

CONSOLIDATED-TOMOKA LAND CO.

Post Office Box 10809

Daytona Beach, Florida 32120-0809

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

April 24, 2013

GENERAL INFORMATION

Why am I receiving this proxy statement?

This proxy statement and the enclosed form of proxy are being sent to you, a shareholder of Consolidated-Tomoka Land Co., a Florida corporation (which we refer to as “the Company,” “we,” “our” or “us”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Shareholders to be held on Wednesday, April 24, 2013, at 2:00 p.m., local time, at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida (and at any adjournments or postponements thereof) (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting.

On or about March 22, 2013, we commenced mailing and made available electronically to our shareholders: (1) this proxy statement; (2) the accompanying proxy card and voting instructions; and (3) a copy of our 2012 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year-ended December 31, 2012 and our audited consolidated financial statements included therein.

What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.

What is a proxy statement?

This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to obtain shareholder action on the matters outlined in the notice of meeting included with this proxy statement. These matters include: (1) the election of four directors for a one-year term expiring at the 2014 Annual Meeting of Shareholders; (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2013; (3) the approval of certain amendments to the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan, as described herein; and (4) an advisory vote to approve executive compensation. This proxy statement provides you with detailed information about these matters.

We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof, if properly presented at the Annual Meeting.

What is a record date and who is entitled to vote at the Annual Meeting?

The record date for the shareholders entitled to vote at the Annual Meeting is March 1, 2013. The record date was established by our Board as required by the laws of Florida, our state of incorporation. Owners of record of shares of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements thereof. You are entitled to one vote for each share that you owned on the record date on every matter submitted to the meeting. Our Articles of Incorporation and Bylaws do not provide for cumulative voting for the election of directors, which is permitted but not required by Florida law.

How many shares can be voted and what is a quorum?

You are entitled to one vote for each share of our common stock that you own as of the close of business on March 1, 2013. At the close of business on March 1, 2013, there were 5,848,025 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A quorum is the minimum number of shares that must be represented in person or by proxy in order for us to conduct the Annual Meeting. The attendance by proxy or in person of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 2,924,013 shares of common stock based on the record date of March 1, 2013, will constitute a quorum to hold the Annual Meeting. If you grant your proxy by proxy card, your shares will be considered present at the Annual Meeting and part of the quorum. Abstentions and broker “non-votes” will be considered shares represented at the meeting for the purposes of establishing a quorum.

What different methods can I use to vote?

You have a choice of voting:

•	By telephone;

•	Over the Internet;

•	By mail; or

•	In person at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote by telephone, over the Internet or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares and the method you use to vote, it is important that you follow the instructions that apply to your particular situation.

If you vote by telephone or over the Internet, you should not return your proxy card.

What is the difference between a “record holder” and an owner holding shares in “street name”?

If your shares are registered in your name, you are a “record holder.” You will be a record holder if you hold a stock certificate or if you have an account directly with our transfer agent, Registrar and Transfer Company. If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name” and you are considered the beneficial owner of such shares.

How do I vote if my shares are held in my name?

Voting by telephone, over the Internet, or by mail

If you are a shareholder of record, you can vote by telephone, over the Internet or by mail. The enclosed proxy card contains instructions for voting by telephone or over the Internet. You can also vote by mail by completing, signing, dating, and mailing the enclosed proxy card in the postage-paid return envelope provided. Please promptly vote by telephone, over the Internet, or by mailing your proxy card to ensure your representation and the presence of a quorum at the Annual Meeting.

Voting in person at the meeting

If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring proper personal identification and evidence of your share ownership with you to the Annual Meeting.

How do I vote if my shares are held in “street name”?

Voting by telephone, over the Internet, or by mail

If your shares are held in the name of your broker, bank, or other nominee, you have the right to direct your broker, bank, or other nominee on how to vote, and you should vote your shares using the method directed by your broker, bank, or other nominee. In addition to voting by mail, a large number of banks and brokerage firms are participating in online or telephonic voting programs. These programs provide eligible “street name” shareholders the opportunity to vote by telephone or over the Internet. Voting forms will provide instructions for shareholders whose banks or brokerage firms are participating in such programs.

Voting in person at the meeting

If your shares are held in the name of your broker, bank, or other nominee and if you plan to attend the Annual Meeting and to vote in person, you should contact your broker, bank, or other nominee to obtain a broker’s proxy and bring it, together with proper personal identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting.

Can I revoke my proxy or change my vote?

As long as your shares are registered in your name, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. There are several ways you can do this:

•	By sending a written notice of revocation to our Corporate Secretary at Consolidated-Tomoka Land Co., P.O. Box 10809, Daytona Beach, Florida 32120-0809;

•	By duly signing and delivering a proxy card that bears a later date; or

•	By attending the Annual Meeting and voting in person by ballot.

If your shares are held in street name, you must contact your broker, bank or other nominee to revoke your proxy or change your vote. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee.

What are my voting choices and what is the required vote?

By giving us your proxy by telephone, over the Internet or by signing, dating and mailing the enclosed proxy card, you authorize our management to vote your shares at the Annual Meeting or at any adjournments or postponements thereof in the manner you indicate.

Proposal 1: Election of Directors

We have nominated four directors for election for a one-year term at the Annual Meeting, and because we did not receive advance notice under our Bylaws of any shareholder nominees for director, the 2013 election of directors is an uncontested election. In accordance with our Bylaws, which provide for a majority voting standard in uncontested elections, in order to be elected, each director nominee must receive more “For” votes than “Against” votes. Abstentions and any broker non-votes will have no effect on the election of directors because only votes cast “For” or “Against” a nominee will be counted. For additional information regarding majority voting, see “Majority Voting for Directors” on page 16.

With respect to the proposal to elect four nominees for director, you may:

•	Vote “For” the election of a nominee for director named in this proxy statement;

•	Vote “Against” the election of a nominee for director named in this proxy statement; or

•	“Abstain” from voting for one or more of the nominees named in this proxy statement.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2013. With respect to the proposal to ratify the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2013, you may:

•	Vote “For” ratification;

•	Vote “Against” ratification; or

•	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Proposal 3: Vote to Approve an Amendment to the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan

The Board of Directors of the Company has approved, subject to approval by the Company’s stockholders, certain amendments to the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (the “Plan Amendment Proposal”), as described herein. With respect to the Plan Amendment Proposal, you may:

•	Vote “For” approval;

•	Vote “Against” approval; or

•	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Proposal 4: Advisory Vote to Approve Executive Compensation

The Company is providing its shareholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables. The advisory vote to approve the executive compensation described in Proposal 4 is referred to as a “say-on-pay vote.” With respect to the advisory vote to approve executive compensation, you may:

•	Vote “For” approval;

•	Vote “Against” approval; or

•	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

What are the Board’s voting recommendations and what happens if I return an unmarked proxy card?

Unless indicated otherwise by your proxy card, if you return your properly executed proxy card with no votes marked, your shares will be voted as recommended by the Board. The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of all of the nominees for director named in this proxy statement;

•	FOR the ratification of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2013;

•	FOR the Plan Amendment Proposal; and

•	FOR the proposal to approve executive compensation.

With respect to other matters that may properly be brought before the Annual Meeting or any adjournments or postponements thereof, if you return a properly executed proxy card, your shares will be voted as determined at the discretion of the proxy holders named in the proxy card.

What effect do abstentions and broker non-votes have on the proposals?

For each of the proposals, shares that abstain from voting are neither a vote cast in favor of nor a vote cast against the proposal, so they will have no effect on the outcome of the voting.

For all proposals, broker non-votes will be treated as shares represented at the meeting, but not voting, so broker non-votes will have no effect on the outcome of the voting.

Will my shares be voted if I do not return my proxy card?

If you are the shareholder of record and you do not vote or provide a proxy, your shares will not be voted. Your shares may be voted if they are held in street name, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. We believe that the ratification of the appointment of an independent registered public accounting firm will be considered a “routine” matter for which brokerage firms may vote unvoted shares. No other matters to be voted on at the Annual Meeting are considered “routine” matters. As a result, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted in the election of directors or the advisory vote to approve executive compensation, your broker or other nominee will not be able to vote your shares, and your shares will not be voted on any of those matters. Please provide instructions to your broker or nominee so that your votes may be counted on these important matters. We urge you to vote your shares by following the instructions provided on the enclosed proxy card and returning the proxy card to your bank, broker or other nominee to ensure that your shares will be voted on your behalf.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you own shares in multiple accounts with brokers and/or our transfer agent. To ensure that all of your shares are voted, please vote using each proxy card you receive. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Registrar and Transfer Company, which may be reached by telephone at 1-800-368-5948 or over the Internet at info@rtco.com.

Whom should I call if I have questions or need additional copies of the proxy materials?

If you have any questions, need assistance voting, or need additional copies of this proxy statement, please contact our transfer agent, Registrar and Transfer Company, which may be reached by telephone at 1-800-368-5948 or over the Internet at info@rtco.com.

Who pays for the solicitation of proxies?

We will bear the cost of soliciting proxies, including the cost of preparation, assembly, printing, and mailing. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors and officers without additional compensation. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. Proxies may be solicited in person, by telephone, by email, by mail, by facsimile, through press releases issued by us, or through postings on our website.

May I access this year’s proxy statement and annual report over the Internet?

This proxy statement and a copy of our 2012 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, are available at http://ctlc.com/2013_proxy.html.

Where can I find the voting results of the Annual Meeting?

We intend to disclose the voting results in a current report on Form 8-K within four business days of the Annual Meeting. If we first disclose preliminary voting results, the final voting results will be disclosed as an amendment to such Form 8-K within four business days after the final voting results are known. Both the Form 8-K and any amendment to such Form 8-K will be filed with the Securities and Exchange Commission (“SEC”) and made available on our website at www.ctlc.com.

PROPOSAL 1: ELECTION OF DIRECTORS

Prior to our 2011 Annual Meeting of Shareholders, our Articles of Incorporation classified the Board of Directors into three classes of approximately equal size, with each class serving three-year terms of office ending in different years. At the 2011 Annual Meeting of Shareholders, our shareholders approved an amendment to our Articles of Incorporation that provides for the phased-in declassification of the Board of Directors and the annual election of our directors commencing with the class of directors standing for election at the 2012 Annual Meeting of Shareholders. As a result, the class of directors standing for election at the 2013 Annual Meeting will stand for election for a one-year term expiring at the 2014 Annual Meeting of Shareholders. The classes of directors whose three-year terms are due to expire at the 2014 Annual Meeting of Shareholders will continue to hold office until the end of the terms for which they were elected and may stand for election for one-year terms thereafter. Commencing at the 2014 Annual Meeting of Shareholders, all directors will be elected on an annual basis.

This year, the terms of Messrs. John J. Allen, William L. Olivari, A. Chester Skinner, III, and Thomas P. Warlow, III, expire at the 2013 Annual Meeting. Based upon the recommendation of the Governance Committee, Messrs. Allen, Olivari, Skinner, and Warlow have each been nominated by the Board for a new one-year term expiring at the 2014 Annual Meeting of Shareholders. The current terms of all of our other directors will also expire at the 2014 Annual Meeting of Shareholders.

On January 7, 2013, Ms. Linda Loomis Shelley notified the Company of her intention not to stand for re-election to the Board. Ms. Shelley’s current term will expire at the Annual Meeting, and our Board will be reduced to eight members effective at that time

All properly executed and returned proxies on the enclosed proxy card will be voted for the election of the persons named below who have been recommended to the Board of Directors by the Governance Committee as nominees for director, unless otherwise specified in the proxy card.

All nominees for election as directors are currently directors and were re-nominated by the Board of Directors.

Each nominee has consented in writing to being named in this proxy statement and indicated his willingness to serve if elected. If any nominee should be unable to serve, which is not anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.

The 2013 election of directors is an uncontested election, so the election of Messrs. Allen, Olivari, Skinner, and Warlow will require that each director nominee receive a majority of the shares voted with respect to that nominee, or more votes “For” than “Against” the nominee. Abstentions and any broker non-votes will have no effect on the election of directors because only votes cast “For” or “Against” a nominee will be counted.

Our Board of Directors recommends a vote “For” the election of Messrs. Allen, Olivari, Skinner, and Warlow as directors. To vote for these nominees, please vote by telephone or over the Internet, as described in the enclosed proxy card, or complete, date, and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Biographical information regarding the director nominees and the directors not standing for election this year, including business experience for at least the past five years, age, year he or she began serving as our director and other public companies for which he or she has served on the board of directors in the past five years is provided below. In addition, the experience, qualifications, attributes, and skills considered by our Governance

Committee and our Board in determining to nominate the director nominees and of our continuing directors not standing for election are provided below.

Nominees Standing for Election

Nominee	Age	Director Since	Information About Nominee
John J. Allen	60	2009

President of Allen Land Group Inc. and Mitigation Solutions, Inc. since 1995. Both companies are Florida-based and involved in commercial real estate, development and investment. Mr. Allen’s term expires at the 2013 Annual Meeting of Shareholders.

Mr. Allen is a graduate of Cornell University with a B.S. in Agricultural Economics. He serves as a Board member of the University of North Florida Foundation, Inc. and as a Trustee of the Museum of Contemporary Art Jacksonville, Florida. He is also on the Board of Directors for the Edward Waters College Foundation, Inc. and The Tiger Academy charter school. Prior to beginning his career in the commercial real estate field, he worked in commercial lending and national corporate banking. Mr. Allen is Chairman of our Compensation Committee and a member of our Audit Committee.

William L. Olivari	69	2008

Certified Public Accountant; formerly a Partner with Olivari & Associates PA, from June 1984 until February 5, 2013, and now a Consultant with the firm. He is Chairman of the Board of the Commercial Bank of Volusia County, Inc., past Chairman of East Coast Community Bank, Inc., past Chairman of the Board of Directors of Daytona State College Foundation, past Chairman and current board member of Halifax Community Health Foundation, Inc., and past Chairman of the Audit and Finance Committee of Halifax Community Health System, Inc. Mr. Olivari’s term expires at the 2013 Annual Meeting of Shareholders.

Mr. Olivari graduated from Hofstra University with a B.B.A. in accounting. Much of his accounting practice is devoted to the representation of real estate developers and building contractors. Besides his accounting practice, he has served as an expert witness in court proceedings on bond validations, business valuations, lost income, and business interruption. Mr. Olivari is Chairman of our Audit Committee.

A. Chester Skinner, III	60	2010

President of Skinner Bros. Realty Co., a Jacksonville, Florida-based real estate development firm since 1999. Mr. Skinner is a registered Florida real estate broker, licensed Florida general contractor (currently inactive), a certified commercial investment member of the National Association of Realtors, a member of the International Council of Shopping Centers, and past State and North Florida Chapter President of the National Association of Industrial and Office Parks. Mr. Skinner’s term expires at the 2013 Annual Meeting of Shareholders.

Nominee	Age	Director Since	Information About Nominee

Mr. Skinner is a graduate of the Georgia Institute of Technology with a B.S. in Industrial Management. He also attended the University of Florida, taking graduate courses in real estate and finance. Mr. Skinner has extensive experience in real estate development, investment, management, sales and leasing, and permitting and land entitlements. He has also had experience in land acquisitions, planning, design, and construction of business parks, office buildings, and office/warehouse projects. Mr. Skinner is Chairman of our Governance and a member of the Compensation Committees.

Thomas P. Warlow, III	69	2010

President and Chairman of The Martin Andersen-Gracia Andersen Foundation, Inc., a charitable organization that provides grants for the purpose of public benefit in Central Florida, since 1998, and President and Chairman of Georgetown Enterprises, Inc., a Florida registered general contractor involved with development and construction in the Florida market since 1976. Mr. Warlow’s term expires at the 2013 Annual Meeting of Shareholders.

Mr. Warlow is a graduate of Vanderbilt University with a B.E. in Civil Engineering. He is the former Chairman of the Orange County Road Advisory Board and the Orange County Underground Utility and Licensing Board. He has over forty-four years of experience in the general contracting and heavy construction business, including land development, engineering, planning, and construction. Mr. Warlow is a member of our Compensation and Governance Committees.

Continuing Directors Not Standing for Election

Continuing Director	Age	Director Since	Information About Continuing Director
John P. Albright	47	January 25, 2012

President and Chief Executive Officer of the Company since August 2011. Mr. Albright was most recently the Co-Head and Managing Director of Archon Capital, a Goldman Sachs Company located in Irving, Texas. Prior to that, he was the Executive Director, Merchant Banking-Investment Management for Morgan Stanley. Prior to Morgan Stanley, Mr. Albright was Managing Director and Officer of Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas. His experience involves various aspects of investment, lending, and development of commercial properties, as well as real estate investment banking. Mr. Albright’s term expires at the 2014 Annual Meeting of Shareholders.

Mr. Albright is a graduate of Southern Methodist University with a B.A. in Business Administration.

William H. Davison	69	2007

Retired, former Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, East Central Florida, from 1987 until his retirement in September 2007. He began his career with SunTrust in 1977, holding various positions, including vice president, president and chief operating officer. Mr. Davison’s current term expires at the 2014 Annual Meeting of Shareholders.

Continuing Director	Age	Director Since	Information About Continuing Director

Mr. Davison is a graduate of Florida State University with a B.A. in Economics. During his banking career, he was involved in all facets of commercial and retail banking, including commercial and real estate lending. As President of SunTrust Bank, East Central Florida, he oversaw the banking operations of twenty-eight offices in Volusia and Flagler Counties, Florida. He has expertise in finance and loan underwriting. Mr. Davison serves as a member of our Governance Committee.

Jeffry B. Fuqua	67	2009

Chairman of the Board of the Company since April 2011. President of Amick Holding, Inc. and its wholly owned subsidiary Amick Construction, Inc., a highway, heavy construction, and land development company, since 1975. Mr. Fuqua’s current term expires at the 2014 Annual Meeting of Shareholders.

Mr. Fuqua is a graduate of the University of Miami with a B.A. in philosophy and a minor in mathematics. He also received an M.S. and a Ph.D. in mathematics from the University of Miami. He is a past member of the Governing Board and past Chairman of the Greater Orlando Aviation Authority. Mr. Fuqua has extensive business and political contacts throughout the State of Florida. He is a member of the Board and former Vice Chairman of the Board of Directors of Old Florida Bancshares Inc. and Old Florida National Bank (formerly Liberty Bancorporation and Orlando National Bank). Mr. Fuqua has considerable expertise in land development and heavy construction. Mr. Fuqua serves as a member of our Audit Committee.

Howard C. Serkin	67	2011

Chairman of Heritage Capital Group, Inc., an investment banking firm, since 1996. Mr. Serkin’s term expires at the 2014 Annual Meeting of Shareholders.

Mr. Serkin graduated from Georgia Tech. He also earned his M.S. in engineering and received his M.B.A. in finance from Harvard Business School. Mr. Serkin brings extensive finance and industry experience to the Board. He has served as Chairman of Heritage Capital Group, Inc., a regional investment banking firm, since 1996, and as a principal with Business Valuation, Inc., which provides financial consulting and valuation services, since 1994. He has worked as an investment banker for twenty years. Prior to that he served in various senior management positions with The Charter Company, an NYSE-listed conglomerate with revenues in excess of $5 billion and operations in insurance, energy and communications. Mr. Serkin also served as an Executive Vice President of Koger Properties, a NYSE-listed developer, owner, and manager of over 13 million square feet of suburban office buildings and parks located throughout the southeast. He has also assisted in the reorganization and successful emergence from bankruptcy of three different companies. Mr. Serkin is a member of our Governance and Audit Committees.

There are no family relationships among our directors or executive officers.

DIRECTOR COMPENSATION FOR 2012

In 2012, we provided the following annual compensation to non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	Total ($)
John J. Allen	31,500	0	31,500
William H. Davison	26,500	0	26,500
Gerald L. DeGood(2)	13,500	0	13,500
Jeffry B. Fuqua	75,500	0	75,500
William L. Olivari	45,250	0	45,250
Howard C. Serkin	32,500	0	32,500
Linda Loomis Shelley	24,500	0	24,500
A. Chester Skinner, III	27,250	0	27,250
William J. Voges(2)	13,500	4,147	17,647
Thomas P. Warlow, III	25,000	0	25,000

(1)	Amounts consist of above-market earnings during fiscal 2012 on compensation that was deferred through fiscal 2012 under the Deferred Compensation Plan for Directors. Above-market earnings reflect the interest earned in excess of the interest that would have been earned at a rate equal to 120% of the applicable federal long-term rate (“AFR”). Earnings under the Deferred Compensation Plan for Directors were calculated using a rate of 3.0% and 120% of the AFR was 3.36%.
(2)	Messrs. DeGood and Voges elected not to stand for re-election to the Board of Directors at the 2012 Annual Meeting of Shareholders and their respective terms ended as of the 2012 Annual Meeting of Shareholders.

Cash Compensation

Each non-employee director is paid an annual retainer of $15,000, payable quarterly, in compensation for service as a director, plus $1,500 for each board meeting attended. In addition, Mr. Fuqua, as Chairman of the Board, received an annual fee of $50,000, payable quarterly. Members of the Board’s Compensation Committee and Governance Committee also received $1,000 for each committee meeting attended, and Audit Committee members received $1,500 for each committee meeting attended, except that the Chairmen of the Compensation and Governance Committees and the Chairman of the Audit Committee received $2,000 and $4,000, respectively, for each committee meeting attended. For meetings via conference call, each director or committee member received $500 and the Chairman received $750. Mr. Albright, our President and Chief Executive Officer, receives no director fees and is not a member of any committee of the Board.

Director Deferred Compensation Plan

Under the Consolidated-Tomoka Land Co. Deferred Compensation Plan for Directors (the “Director Deferred Compensation Plan”), directors were eligible to defer receipt of all or a portion of their fees earned for service on the Board of Directors and its committees. Deferred compensation accrues interest annually. In 2011, the Director Deferred Compensation Plan was amended to apply an interest rate of 6.0% to account balances for the year 2011, with the rate to be reviewed annually, and to freeze the Director Deferred Compensation Plan effective January 1, 2012 to allow no new participants or deferrals into the Director Deferred Compensation Plan. For the year 2012, an interest rate of 3% was applied to account balances. Participants generally receive their funds in substantially equal annual installments over a 10-year period or in an alternate form of payment selected at the time of participation, commencing after the director ceases to be a director. Mr. Voges, who stepped down from the Board in April 2012, was the only remaining director participating in the Deferred Compensation Plan for Directors and his account balance will be paid out in installments over a five-year period beginning in 2013.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS

Corporate Governance Principles

Our Board is committed to responsible and effective corporate governance and regularly monitors developments in the area of corporate governance. Our Corporate Governance Principles compile governance policies and procedures described in our governing documents, various charters, and policies, and memorialize other policies and principles that we follow. The Corporate Governance Principles discuss Board responsibilities, organization, composition, and qualifications, address director compensation, and set forth guidance regarding the evaluation of our CEO and succession planning, among other matters. The Governance Committee is responsible for reviewing the Corporate Governance Principles annually. A copy of our Corporate Governance Principles is available in the Investor Relations section of our website (www.ctlc.com) and may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Independent Directors

The listing standards of the NYSE MKT (formerly the NYSE AMEX) require that we have a Board of Directors with at least a majority of independent directors. Our Board of Directors annually determines the independence of our directors based on these listing standards. No director is considered independent unless our Board has affirmatively determined that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Generally, a director is not considered independent if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with us, our external or internal auditors, or other companies that do business with us.

Our Board has determined that the following directors, who constituted a majority of the members of our Board of Directors, were independent as of December 31, 2012, pursuant to Section 803 of the NYSE MKT Company Guide:

• John J. Allen	• William L. Olivari
• William H. Davison	• Linda Loomis Shelley
• Jeffry B. Fuqua	• A. Chester Skinner, III
• Howard C. Serkin	• Thomas P. Warlow, III

In determining Mr. Davison’s independence, our Board of Directors evaluated the relationship between Mr. Davison and SunTrust Bank, with whom we have a business relationship. Our Board considered that Mr. Davison retired as chairman, president and chief executive officer of SunTrust Bank, East Central Florida in 2007. Our Board also considered that Mr. Davison’s sole ongoing relationship with SunTrust is his service on a local SunTrust Advisory Board, which has no role in the affairs or operations of SunTrust Bank or policy-making function. The SunTrust Advisory Board serves as a convenient forum for the exchange of ideas about local and industry economic trends with other local business and professional leaders. After considering these matters, the Board determined that Mr. Davison did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

In determining Mr. Olivari’s independence, our Board of Directors evaluated the relationship between Mr. Olivari and Halifax Community Health System, Inc. (the “Hospital”), which purchased land from us in 2003. Mr. Olivari was chairman of the Halifax Community Health Foundation Board (the “Foundation”) until January 2010 (and continues as a member of its board) and of its Audit and Finance Committee (the “Finance Committee”) of the Hospital until October 31, 2009. The Foundation is a charitable organization that raises funds to support the Hospital, and the Finance Committee is an advisory board of local professionals that reviews the Hospital’s financials. The Foundation and the Finance Committee do not set Hospital policy and do not exercise any control over the day-to-day operations of the Hospital or its board, whose members are appointed by the

Governor of Florida. In addition, Mr. Olivari was appointed to the Foundation board in July 2006 and to the Finance Committee in May 2006, more than two years after the Hospital’s construction obligations and our repurchase rights were memorialized in deed covenants, so he was not involved in the transaction on the Hospital’s behalf, nor could he participate in or review such transactions. Mr. Olivari has also agreed to and has recused himself from the consideration of or voting upon any actions concerning the Hospital. After considering these matters, the Board determined that Mr. Olivari did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

Our independent directors hold a formal meeting following each Board of Directors meeting, separate from management and non-independent directors.

Director Attendance at Meetings

During 2012, our Board of Directors held four regularly scheduled meetings, two special meetings, and acted twice by unanimous written consent. All members of the Board of Directors attended more than 75% of all of the meetings of the Board and all committees on which they served during 2012.

Our policy is to encourage members of the Board of Directors to attend the Annual Meeting of Shareholders. All directors attended the 2012 Annual Meeting of Shareholders, except Gerald L. DeGood, who did not stand for re-election in 2012.

Audit Committee

The Audit Committee, which held six meetings in 2012, and acted once by unanimous written consent, assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditor, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting and financial reporting processes generally. Grant Thornton LLP, our independent auditor for our fiscal year ended December 31, 2012, reported directly to the Audit Committee.

The Audit Committee acts under a written charter adopted by the Board of Directors. The current charter of the Audit Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Olivari has been the Chairman of the Audit Committee since October 20, 2011, and Messrs. Allen, Fuqua, and Serkin are members of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee are independent under the listing standards of the NYSE MKT and Rule 10A-3 promulgated under the Securities Exchange Act of 1934. All Audit Committee members possess the level of financial literacy required by the listing standards of the NYSE MKT. Mr. Olivari, as Chairman of the Audit Committee, meets the current standard of requisite financial management expertise as required by the NYSE MKT and is an “audit committee financial expert” as defined by rules adopted by the SEC.

The Audit Committee has adopted Policies and Procedures for Complaints and Concerns Regarding Accounting, Internal Accounting Controls, and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee. Any person who has a concern or complaint regarding such matters may notify the Audit Committee by sending an e-mail to wlo@cfl.rr.com or by submitting the complaint by certified return receipt letter to William L. Olivari, Audit Committee Chairman, 8 Creekview Way, Ormond Beach, FL 32174.

Compensation Committee

The Compensation Committee, which held five meetings in 2012, assists the Board of Directors in discharging its responsibilities relating to the compensation of our chief executive officer and other officers and key employees, reviews and discusses with management our “Compensation Discussion and Analysis” set forth below, and administers the 2010 Equity Incentive Plan. The Compensation Committee may form, and delegate its authority to, subcommittees when appropriate.

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the named executive officers. The full Board of Directors (other than Mr. Albright) aids the Compensation Committee by providing annual recommendations regarding the performance of Mr. Albright, our President and Chief Executive Officer. Mr. Albright provides annual recommendations regarding the compensation of the other named executive officer and all other officers and managers.

In addition, the Compensation Committee has the sole authority to hire, and to dismiss, a compensation consultant.

The Compensation Committee acts under a written charter adopted by the Board of Directors. The current charter of the Compensation Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Allen is the Chairman of the Compensation Committee, and Ms. Shelley and Messrs. Skinner and Warlow are members of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are independent under the listing standards of the NYSE MKT.

Governance Committee

The Governance Committee, which held three meetings during 2012, was formed to perform the functions of a nominating committee and recommends to the Board individuals who are qualified to become members of the Board. The Governance Committee uses criteria developed by the Committee and approved by the Board to recommend nominees for the annual meeting of the shareholders.

The Governance Committee operates under a formal charter that governs its duties and standards of performance. The current charter of the Governance Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Skinner is the Chairman of the Governance Committee, and Messrs. Davidson, Serkin, and Warlow are members of the Governance Committee. The Board of Directors has determined that all members of the Governance Committee are independent under the listing standards of the NYSE MKT.

Consideration of Director Nominees

The Governance Committee will consider recommendations from shareholders for nominations for candidates for membership on the Board of Directors. To recommend a candidate to the Governance Committee, shareholders should submit recommendations in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809. A nominating recommendation must be accompanied by the following information concerning each recommending shareholder: (a) the name and address, including telephone number, of the recommending shareholder; (b) the number of our shares owned by the recommending shareholder and the time period for which such shares have been held; (c) if the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held (alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held); and (d) a statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of shareholders.

In addition, a nominating recommendation must be accompanied by the following information concerning the proposed nominee: (a) the name, business address, and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class or series and number of shares of our capital stock, if any, which are owned beneficially and of record by the proposed nominee; and (d) any other information regarding the proposed nominee that would be required to be included in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, had the proposed nominee been nominated by the Board of Directors. The nominating recommendation must also describe all relationships between the proposed nominee, his immediate family, and the recommending shareholder, including management of any corporate shareholder, and any agreements or understandings between the recommending shareholder and the nominee regarding the nomination. The recommending shareholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to our governance. The statement should include whether, in the view of the shareholder, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of the Company. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Governance Committee (and the recommending shareholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director. If a recommendation is submitted by a group of two or more shareholders, the information regarding recommending shareholders must be submitted with respect to each shareholder in the group. Director candidates recommended by shareholders in accordance with these procedures will be evaluated and considered by the Governance Committee in the same manner as it evaluates other proposed nominees.

In addition to recommending nominees for consideration to the Governance Committee, shareholders may also directly propose nominees for consideration at an annual meeting of our shareholders. The requirements and procedures to be followed by shareholders wishing to directly nominate a director at our annual meeting of shareholders are discussed under “Shareholder Proposals” on page 46 of this proxy statement.

The Governance Committee has established specific, minimum qualifications that must be met by a Committee-recommended nominee. Under these criteria, a majority of the Board should be independent under the listing standards of the NYSE MKT. In addition, a nominee should demonstrate high ethical standards and integrity and be accountable for boardroom decisions (no individual will be nominated to be a director of the Company where the Governance Committee has determined that the individual has demonstrated a lack of ethical standards, as evidenced by a material violation of applicable law, regulations, stock exchange listing standards or the Company’s Code of Business Conduct and Ethics); should have the ability to provide thoughtful counsel on a broad range of issues; should be financially literate; should be willing to listen and be open to the consideration of other opinions, as well as have the ability to effectively communicate his or her own ideas; should be committed to our achievement of exceptional performance standards to benefit our customers, shareholders, employees, and communities; and should have the ability to commit sufficient time and attention to our activities.

Prior to identifying and evaluating nominees for director, the Governance Committee assesses the size and membership of the Board and determines whether any vacancies are to be expected. In the event of any vacancies, the Committee considers potential candidates for director, which may come to the Committee’s attention through current Board members, shareholders, professional search firms, or other persons. In addition to the specific minimum qualifications described above, the Committee seeks to ensure that the Board as a whole will possess the following specific qualities or skills: expertise in management or oversight of financial accounting and control; a record of making sound business decisions; cognizance of current general management trends and “best practices;” relevant knowledge specific to the industries in which we operate; ability and willingness to motivate and require high-performance by management; capability of questioning, approving, and monitoring our strategic plans, and providing insight and directional focus; a knowledge of the geographic area in which we operate and local and state business, political, and governmental contacts which would be beneficial to us; and experience on the boards of other public companies. The Committee meets to review and report to the

Board on possible candidates for membership and annually recommends a slate of nominees to the Board with respect to nominations for the Board at the Annual Meeting of Shareholders.

The Committee believes that its criteria and desired qualities and skills lead to nominees with a broad diversity of experience, skills, and backgrounds. The Committee does not assign specific weights to its criteria and no specific quality or skill is applicable to all prospective nominees. The Committee has no policy regarding diversity but does not discriminate against nominees on any basis proscribed by law.

Majority Voting for Directors

Our Bylaws provide that the voting standard for the election of our directors in uncontested elections is a majority voting standard. In contested director elections, the plurality standard will apply, which means the nominees receiving the greatest numbers of votes will be elected to serve as directors. An uncontested election for directors is an election where the number of properly nominated directors does not exceed the number of director positions to be filled. Under a majority voting standard, a director nominee will be elected if the number of shares voted “For” a director nominee exceeds the number of votes cast “Against” that director nominee.

If an incumbent director nominee does not receive a greater number of “For” votes than “Against” votes, he or she must promptly tender his or her resignation to the Board following certification of the vote, which resignation will be effective upon acceptance by the Board.

The Governance Committee will consider the resignation offer and recommend to our Board the action to be taken. The Governance Committee and the Board are entitled to consider any factors they deem relevant in deciding whether to accept a director’s resignation. Our Board shall take action within 90 days following certification of the vote, unless such action would cause us to fail to comply with any applicable stock exchange listing requirement or any rule or regulation promulgated under the Securities Exchange Act of 1934, as amended, in which event our Board shall take action as promptly as practicable while continuing to meet such requirement, rule, or regulation. Our Board also will promptly publicly disclose its decision and the reasons therefore. If our Board does not accept the resignation, the nominee will continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor shall be duly elected and qualified, or until his or her prior resignation, death, or removal. If our Board accepts the resignation, then our Board, in its sole discretion, may fill any resulting vacancy.

The election of directors at the Annual Meeting is an uncontested election and therefore the majority voting standard applies.

Codes of Ethics

We have adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, violations of which may be reported to the Audit Committee. We will provide a copy of our Code of Ethics for Principal Executive Officers and Senior Financial Officers to any person upon request and without charge. Any such request should be made in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

We have also adopted a Code of Business Conduct and Ethics that includes provisions ranging from legal compliance to conflicts of interest. All employees and directors are subject to this code. A copy of our Code of Business Conduct and Ethics is available in the Investor Relations section of our website (www.ctlc.com) and may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Any amendment to, or waiver from, our Code of Ethics for Principal Executive Officers and Senior Financial Officers or our Code of Business Conduct and Ethics that is required to be disclosed to shareholders will be posted on our website within four business days following such amendment or waiver.

Communication with the Board of Directors

Shareholders and other individuals may communicate with the Board of Directors by writing to the Board of Directors, c/o Corporate Secretary, Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Policies and Procedures for Approval of Related Party Transactions

The Board of Directors has adopted a written Related Party Transactions Policy and Procedures establishing guidelines with respect to the review, approval, and ratification of Related Party Transactions. The policy applies to any transaction in which we are a participant, any related party has a direct or indirect interest and the amount involved exceeds $120,000. The Audit Committee will review the material facts of all related party transactions that require approval and either approve or disapprove of our entry into the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Board Leadership Structure

We have adopted, as part of the charter of the Governance Committee, a policy that the Chairman of the Board be an independent director. The Chairman is appointed by the non-management directors annually. Mr. Fuqua, an independent director, serves as the Chairman of the Board.

Board Role in Risk Oversight

The Board has an active role in overseeing risk management. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Audit Committee inquires of management and our independent auditor about significant risks or exposures and assesses the steps management has taken to minimize such risks. While these committees are responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed through committee reports about such risks.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information as of March 1, 2013, unless otherwise noted, on the beneficial ownership of the shares of our common stock by:

•	our directors;

•	our Chief Executive Officer, our Chief Financial Officer and our former Chief Financial Officer, who served during 2012 (our “named executive officers”);

•	the directors and executive officers as a group; and

•	beneficial owners of more than 5% of the outstanding shares of our common stock.

Number of Shares of Common Stock Beneficially Owned(1)

	Restricted Stock		Options Exercisable Within 60 Days(2)	Other Shares Beneficially Owned		Percent of Class(3)
John P. Albright	96,000	(4)	16,500	34,300		2.5%
John J. Allen	—		—	21,400	(6)	*
William H. Davison	—		—	1,000	(7)	*
Jeffry B. Fuqua	—		—	3,000		*
William L. Olivari	—		—	1,400	(8)	*
Mark E. Patten	17,000	(5)	3,300	1,000		*
Howard C. Serkin	—		—	1,000		*
Linda Loomis Shelley	—		—	1,000		*
A. Chester Skinner, III	—		—	4,000	(9)	*
Thomas P. Warlow, III	—		—	1,500		*
Directors and executive officers as a group (10 persons)	113,000		19,800	69,600	(10)	3.5%
5% Stockholders
BlackRock, Inc.(11)	—		—	299,119		5.1%
Third Avenue Management LLC(12)	—		—	524,555		8.97%
Wintergreen Advisers, LLC, et al(13)	—		—	1,543,075		26.4%

*	Less than 1% individually
(1)	Based on information furnished by the individuals named in the table, includes shares for which the named person has sole voting or investment power or shared voting or investment power. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole and voting and investment power with respect to all shares set forth opposite their names.
(2)	Represents shares that may be acquired through stock options exercisable through April 30, 2013, representing a portion of Mr. Albright’s total award of 50,000 shares and Mr. Patten’s total award of 10,000 shares.
(3)	Based on 5,848,025 shares of common stock issued and outstanding as of March 1, 2013. Includes all options owned by the named individual and exercisable within 60 days and are assumed to be exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.
(4)	Represents shares of restricted stock awarded to Mr. Albright as an inducement grant. Mr. Albright has the right to direct the voting of these shares of restricted stock.
(5)	Represents shares of restricted stock awarded to Mr. Patten as part of his employment agreement. Mr. Patten has the right to direct the voting of these shares of restricted stock.
(6)	Includes 9,000 shares, which Mr. Allen shares voting and investment power.
(7)	Includes 800 shares, which Mr. Davison shares voting and investment power.

(8)	Includes 1,200 shares, which Mr. Olivari shares voting and investment power.
(9)	Includes 2,000 shares. which Mr. Skinner shares voting and investment power and 1,000 shares held by his spouse, who has sole voting power.
(10)	Includes 11,800 shares, which directors and executive officers share voting and investment power with others.
(11)	The amount shown and the following information is derived from a Schedule 13G filed by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership as of December 31, 2012. According to the Schedule 13G BlackRock has sole voting and sole dispositive power over 299,119 shares. The business address for BlackRock is 40 East 52nd Street New York, NY 10022.
(12)

The amount shown and the following information is derived from a Schedule 13G filed by Third Avenue Management LLC (“TAM”), reporting beneficial ownership as of December 31, 2012. According to the Schedule 13G TAM has sole voting power and sole dispositive power over 524,555 shares. AIC Corporate Fund has the right to receive dividends from, and the proceeds from the sale of, 13,135 of the shares reported by TAM; Third Avenue Real Estate Value Fund has the right to receive dividends from, and the proceeds from the sale of, 500,500 of the shares reported by TAM; Third Avenue Real Estate Value Fund UCITS has the right to receive dividends from, and the proceeds from the sale of, 2,920 of the shares reported by TAM; and various separately managed accounts for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds of the sale of, 8,000 of the shares reported by TAM. The business address for TAM is 622 Third Avenue, 32nd Floor New York, NY 10017.

(13)	The amount shown and the following information is derived from a Schedule 13G (Amendment No. 1) filed by Wintergreen Advisers, LLC (“Wintergreen”), reporting beneficial ownership as of December 31, 2012. According to the Schedule 13G, Wintergreen Fund, Inc. (“Fund”) beneficially owns 1,232,334 shares. Wintergreen, as sole investment manager of Fund, Partners Fund, Master Fund and Global Fund may be deemed to beneficially own the 1,543,075 shares beneficially owned by Fund and Wintergreen has shared voting and dispositive power with respect to these 1,543,075 shares. The business address for Wintergreen and Fund is 333 Route 46 West, Suite 204 Mountain Lakes, NJ 07046.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides an overview and analysis of the material elements of our compensation program and policies during the 2012 fiscal year for the following individuals, referred to throughout this proxy as our “named executive officers”:

•	John P. Albright, our President and Chief Executive Officer;

•	Mark E. Patten, our Senior Vice President and Chief Financial Officer; and

•	Bruce W. Teeters, our former Senior Vice President-Finance and Chief Financial Officer (through April 16, 2012) and former Senior Vice President-Real Estate Operations (retired September 30, 2012).

Following this section is a series of tables containing specific information pertaining to the compensation earned in 2012 by the named executive officers. The discussion below is intended to put the information contained in the tables into context with our overall compensation program.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain executive officers by aligning their interests with those of our shareholders. This program has been structured to motivate executive officers to achieve performance goals established by the Board and to create long-term allegiance to the Company. The executive compensation program rewards executive officers for achievement of annual and long-term goals, based on their individual performance and their contribution to overall Company performance.

Our executive compensation philosophy is intended to balance annual performance incentives through salary and bonuses with rewards for long-term performance through an equity incentive plan, which is currently intended to be focused on grants of stock option awards and may include performance-based restricted stock. We endeavor to provide an executive compensation program that:

•	will reward and encourage enhanced long-term shareholder value;

•	is competitive;

•	will stimulate actions that contribute to improvement in our operating and financial results;

•	will attract well-qualified executives, who have the ability and desire to implement our strategy for achieving annual and long-term performance goals;

•	will motivate executives to achieve Company and individual performance goals set by us; and

•	will create long-term allegiance to the Company.

Role of the Compensation Committee and Executive Officers in Compensation Decisions

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the President and Chief Executive Officer, with the Compensation Committee approving the compensation of the other named executive officer. While the Compensation Committee reviews the total compensation paid to each of the named executive officers, it considers each element of our executive compensation program to be distinct. We have not adopted any formal or informal policy for allocating executive compensation between annual and long-term or between cash and non-cash. The Compensation Committee makes these allocation decisions each year based on recent performance, goals, and objectives.

The full Board of Directors (other than Mr. Albright) aids the Compensation Committee by providing annual recommendations regarding the performance of Mr. Albright, our President and Chief Executive Officer. Mr. Albright provides annual recommendations regarding the performance and compensation of the other named executive officer and all other officers and managers.

The Compensation Committee has engaged independent consultants in the past to review our compensation practices and plans. The Compensation Committee has used such reviews to evaluate and establish executive compensation. No independent consultant was engaged during 2012.

Competitive Considerations

While we do not benchmark compensation against any particular peer group, we endeavor to establish base salaries that are competitive with similar positions in our geographic location and comparable to other companies whose business operations and relative size are similar to ours. In 2009, Towers Perrin identified seven companies as potential peers, but in 2011, the Company identified a new peer group that reflects a better mix of companies related to its business operations. In 2012, the Company analyzed publicly available information to address various financial factors including total assets, market capitalization, and competitive compensation of the executive officers of these companies. These companies were:

• Alico Inc.	• Stratus Properties Inc.
• AV Homes Inc.	• The St. Joe Company
• Forestar Group Inc.	• Tejon Ranch Co.

Executive Compensation Elements

Employment Agreements. On June 30, 2011, we entered into an employment agreement with John P. Albright to serve as our President and Chief Executive Officer, effective August 1, 2011. On April 16, 2012, we entered into an employment agreement with Mark E. Patten to serve as our Senior Vice President and Chief Financial Officer. We do not have employment agreements with any other named executive officers or employees.

Base Salary. The base salaries of the named executive officers were set at the time of their employment and thereafter set annually in January following a review of the prior year’s performance of the normal responsibilities associated with the named executive’s job description. Historically, the Compensation Committee has evaluated individual performance of named executive officers based on our earnings per share (“EPS”) in the prior year and the individual’s contribution to our overall corporate performance. In evaluating individual performance, the Compensation Committee also considers any additional duties or responsibilities assumed by the individual during the prior year, individual contribution to any new strategies developed and adopted by the Company, individual contribution to our public image, the individual’s leadership and motivation skills, and any significant actions by the individual that have had an effect on long-term shareholder value. The Compensation Committee analyzed the total mix of available information on a qualitative, not quantitative, basis in determining base salary.

Mr. Albright’s annual base salary for fiscal year 2012 of $330,000 was determined during the negotiation of his employment agreement effective August 1, 2011. Although his employment agreement included the use of a Company vehicle, participation in the Deferred Compensation Plan for Officers and Key Employees, and the Pension Plan, he declined those benefits. In August 2012, the Compensation Committee and the Board approved a 36% increase in Mr. Albright’s annual base salary from $330,000 to $450,000 retroactive to July 1, 2012. This increase was based on four significant achievements, which have greatly benefited the Company: (1) Engaging a new management company for LPGA International; (2) Outsourcing management of the Company’s agriculture operations; (3) Negotiating a lease amendment with the City of Daytona Beach for LPGA International; and (4) Successfully resolving an ongoing dispute with a major shareholder.

Mr. Patten’s annual base salary for fiscal year 2012 of $200,000 was determined during the negotiation of his employment agreement, which commenced on April 16, 2012.

Mr. Teeters’ annual base salary for fiscal year 2012 was $255,900. He served as Sr. Vice President-Finance, Treasurer, and Chief Financial Officer until April 16, 2012 when Mr. Patten became the Chief Financial Officer. Mr. Teeters then served as Sr. Vice President-Real Estate Operations until his retirement on September 30, 2012.

In January 2013, the Compensation Committee performed a review of each named executive officer’s performance during 2012 based on the Compensation Committee’s judgment as to both the performance of the executive officer and the overall Company’s performance relative to market conditions. The Committee determined that Mr. Albright’s personal performance was strong given the many existing Company challenges that were dealt with and the goals that were achieved in 2012. Mr. Albright was able to produce improved golf operations’ results with a new management company that was engaged in January 2012. He also dealt successfully with an impending adverse lease escalation scheduled to increase in 2012 by renegotiating the lease with the City of Daytona Beach. Mr. Albright identified and engaged an independent agricultural and silviculture management company that significantly reduced overall expenses in 2012. He put in place an expanded line of credit at more favorable terms and rates than the previous smaller line of credit. He was also successful in attracting new high-quality team members to the Company and met the acquisition goals of the Company.

Mr. Patten’s performance was reviewed by the Compensation Committee from April 16, 2012, the date of his employment, through year-end 2012, in part, based on the Company’s overall performance and achievement of its goals and his contributions as Chief Financial Officer. The Committee determined that Mr. Patten’s performance, in his first eight months with the Company, was very good. He restructured elements of financial reporting and disclosures in the Company’s public reporting bringing the presentation more in line with other real estate companies. These enhanced procedures have created improved transparency for shareholders and readers of the Company’s filings. Mr. Patten also enhanced the Company’s oversight processes for the golf operations. Mr. Patten also contributed to improvements in the Company’s internal reporting capabilities and governance processes. Mr. Patten participates in the Company’s long-range planning, serves on the Company’s Investment Committee that reviews and approves potential acquisitions and dispositions, and participates in other areas of the Company assisting the Chief Executive Officer.

The Compensation Committee determined that no salary increases would be recommended at this time to the Board for fiscal 2013 for Mr. Albright because of his mid-year 2012 salary adjustment or Mr. Patten because of his relatively recent employment.

Mr. Teeters provided oversight of financial reporting in his role as Chief Financial Officer until April 16, 2012. As Sr. Vice President-Real Estate Operations, he directed the Company’s real estate activities and participated in the renegotiation of the LPGA International lease with the City of Daytona Beach. He also assisted in the transition of duties to new personnel and introducing them into the community.

Cash Bonus. During 2010, the Board adopted and approved, following the recommendation of the Compensation Committee, the Consolidated-Tomoka Land Co. Annual Executive Cash Bonus Plan (the “Cash Bonus Plan”). The purpose of the Cash Bonus Plan is to create a mutuality of interest between management and the Company’s shareholders through a bonus structure designed to reward actions that will increase long-term shareholder value. The Cash Bonus Plan performance criteria are designed to incentivize those management actions that best serve the short and long-term interest of the shareholders, as determined by goals and objectives set annually by the Board. Any discretionary awards will be based on the subjective evaluation and recommendation of the Compensation Committee to the full Board.

In the first quarter of each plan year, the Board, upon the recommendation of the Compensation Committee, will determine the potential bonus pool, adopt specific annual goals related to each criteria, approve a list of plan participants, and establish the potential bonus award (“PBA”) for a 100 percent rating. Pursuant to the Cash Bonus Plan, maximum PBA payouts are limited to up to 100% of base annual salary for the Chief Executive Officer (“CEO”), up to 50% of base annual salary for any other executive officers, up to 40% of base annual salary for vice presidents, and up to 30% of base annual salary for managers. The Chairman of the Board will annually make bonus recommendations to the Compensation Committee on the performance of the CEO under the Cash Bonus Plan, and the CEO will make bonus recommendations to the Compensation Committee as to all other plan participants. The Compensation Committee will review these recommendations and make its recommendations to the Board for final approval.

The performance criteria to be used under the Cash Bonus Plan are:

•

Annual EPS: The Compensation Committee will evaluate annually actual EPS performance compared to the EPS target goal set by the Board. Performance awards will be based on the percentage achievement of the annual targeted EPS goal. To earn a 15% EPS bonus award the Company must achieve a minimum EPS of 75% of the annual goal prorated up to a 20% award for achieving 100% or more of the EPS goal.

•

Self-Development: The Compensation Committee will annually evaluate each participant’s performance in meeting self-development target goals. Performance awards can range from 0% up to a maximum of 20% of the potential bonus award (“PBA”).

•

Risk Management: The Compensation Committee will annually evaluate management’s overall performance in all areas of risk management including monitoring current debt, cash flow, project costs, budgets, insurance programs and coverages, and other targeted goals. Performance awards can range from 0% up to a maximum of 20% of the PBA.

•

Long-Term Asset Value Enhancement: At the beginning of each plan year, the Compensation Committee will establish goals for actions by management that are intended to enhance the long-term value of the Company’s assets. The Compensation Committee will annually evaluate management’s achievement of these goals, and its other actions that enhance or preserve long-term asset value. Performance awards can range from 0% to a maximum of 20% of the PBA.

•

Executive Leadership: The Compensation Committee will annually evaluate management’s overall internal and external leadership performance. Performance awards can range from 0% up to a maximum of 20% of the PBA.

Each performance criterion will comprise one-fifth of each participant’s total PBA, or such other percentage as determined at the beginning of the Cash Bonus Plan year by the Compensation Committee. At the end of the Cash Bonus Plan year, the Compensation Committee will rate each participant’s performance in relation to each of the criteria. The cumulative score for each participant will be multiplied by the PBA to determine the individual’s bonus. The Compensation Committee may, with the approval of the Board, increase or decrease an individual participant’s award.

The following commentary sets forth the performance goals under the Cash Bonus Plan established for 2012 by the Compensation Committee and results achieved for the Cash Bonus Plan year:

•

Annual EPS: The target net income goal was set at $0.65 per share. Two secondary earnings goals were to improve the financial results of the agricultural operations and target $2,500,000 in land transactions. Both secondary goals were met but not the earnings goal.

•

Self-Development: Three goals were established for 2012. The first goal was to sell $15,000,000 of existing income properties. Approximately 77% of this goal was accomplished. A second goal was to make $15,000,000 of investments in new income properties, and we exceeded the target by 125%. The third goal was to lease the remaining space in Mason Commerce Center and 1616 Concierge property, and this goal was not achieved.

•

Risk Management: Goals were established under the categories of financing, golf, and pending litigation. The first goal was to secure a new $46,000,000 credit facility at more favorable terms, which was achieved. Relating to the golf operations, the goal was to negotiate a lease modification with the City of Daytona Beach, which negated an increase in lease payments and an amendment to the lease was executed in July 2012. Also under golf operations two additional goals were set: 1) to improve cash flow and reduce losses; and 2) to engage new management for LPGA International. A new management agreement was executed with an affiliate of ClubCorp in January 2012, cash flows improved and operating losses were reduced significantly in 2012.

The other risk management goals were to settle ongoing disputes with the St. Johns River Water Management District (the District”) and with a major shareholder. The shareholder dispute was settled in March 2012, and the Company entered into a tentative agreement with the District for a proposed settlement of the litigation, which commenced in 2010 and related to our agricultural operations. Implementation of the tentative settlement agreement with the District is not yet final.

•

Long-Term Asset Value Enhancement: Our CEO was challenged to engage the institutional community, and he made numerous contacts during 2012, which resulted in the addition of new institutional investors in the Company’s stock. He also communicated the Company’s goals and met with analysts, investors, brokers, and developers. Part of this was achieved by presenting at an investor conference in Chicago, Illinois, in September 2012.

•

Executive Leadership: Goals were set to have senior management continue their public involvement in key local boards and endeavor to promote the positive corporate image and benefit the Company’s long-term financial success. Executive Board positions are held by either the Chief Executive Officer or the Chief Financial Officer with the Daytona Regional Chamber of Commerce, Team Volusia, and CEO Business Alliance. The Company works with these groups to attract new business relocations to our community, preferably on Company property and potentially retains expanding businesses. A second goal was to place the right personnel in key operating positions. Management hired a new Chief Financial Officer, as well as professional real estate and investment personnel to fill key positions.

Pursuant to Mr. Albright’s employment agreement, for each fiscal year during his employment, Mr. Albright will be eligible to earn an annual bonus. The bonus will vary between 0% and 60% of Mr. Albright’s base salary, and will be determined by the Board, based on the attainment of corporate and/or individual performance goals as mutually agreed upon by Mr. Albright and the Board. The Compensation Committee with Board approval awarded a 53% bonus to Mr. Albright of $240,000 for fiscal 2012, which was based on his individual performance described under Executive Compensation Elements on page 22.

Pursuant to Mr. Patten’s employment agreement, for each fiscal year during his employment, Mr. Patten will be eligible to earn an annual bonus. The bonus will vary between 0% and 50% of Mr. Patten’s base salary, and will be determined by the Board, based on the attainment of corporate and/or individual performance goals set by the Board. The Compensation Committee awarded a 26.5% bonus to Mr. Patten of $53,000 for fiscal 2012, reflecting a pro-rated amount for the period since his employment began with the Company in April 2012 and was based on his individual performance described under Executive Compensation Elements on page 22.

In January 2013, the Compensation Committee met and reviewed the overall performance of the Company with respect to stated goals under the Cash Bonus Plan, and based on the achievement of approximately 75% of the targeted goals for 2012, a bonus pool of $122,000 was approved. Mr. Albright was authorized to make awards to all other employees from this pool at his discretion.

Equity Compensation. The Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (the “2010 Plan”) was adopted by the Board and approved by the shareholders in 2010, which replaced the 2001 Stock Option Plan. Awards under the 2010 Plan are approved by the Compensation Committee. The 2010 Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Compensation Committee has the discretion to determine the terms of each award. Awards under the 2010 Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and performance units. Employees of the Company and its subsidiaries and nonemployee directors may be selected by the Compensation Committee to receive awards under the 2010 Plan. The maximum number of shares as to which stock awards may be granted under the 2010 Equity Incentive Plan is 210,000 shares. Restricted stock awards will be counted against the 2010 Plan maximum in a 1.41-to-1 ratio. This reserved share amount is subject to adjustments by the Compensation Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. No participant may receive awards during any one calendar year representing more than 50,000 shares of common stock. In no event will the number of shares of common stock issued under the 2010 Plan upon the exercise of incentive stock options exceed 210,000 shares. As discussed elsewhere in this proxy statement, at the Annual Meeting, the Company’s shareholders will vote regarding approval of certain amendments to the 2010 Plan described herein.

The Board and the Compensation Committee intend that the 2010 Plan will be the primary vehicle for providing long-term compensation to and retention of its named executive officers and other key managers in the near term.

Pursuant to his employment agreement, Mr. Albright received a grant of an option to purchase 50,000 shares of our common stock under the 2010 Plan, effective August 1, 2011. The exercise price per share was $28.90, the fair market value on the grant date. One-third of the option will vest on each of the first, second and third anniversaries of the grant date, provided Mr. Albright is an employee of the Company on those dates. In addition, any unvested portion of the option will vest upon a change in control. The option expires on the earliest of: (a) the tenth anniversary of the grant date; (b) twelve months after Mr. Albright’s death or termination for disability; or (c) thirty days after the termination of Mr. Albright’s employment for any reason other than death or disability. As of December 31, 2012, 16,667 shares underlying the option have vested and become exercisable.

Pursuant to his employment agreement Mr. Albright also received an “inducement” grant of 96,000 shares of restricted common stock in accordance with and subject to the exception set forth in Section 711(a) of the NYSE MKT Company Guide. The restricted shares will vest in six increments of 16,000 shares each, upon the price per share of Company common stock during the term of Mr. Albright’s employment (or within 60 days after termination of his employment by the Company without cause) meeting or exceeding target trailing 60-day average closing prices as follows: $36 per share for the first increment; $40 per share for the second increment; $46 per share for the third increment; $53 per share for the fourth increment; $60 per share for the fifth increment; and $65 per share for the sixth increment. If any increment of the restricted shares fails to satisfy the applicable stock price condition prior to six years from the grant date, that increment of the restricted shares will be forfeited. In addition, any unvested portion of the option will vest upon a change in control. Mr. Albright has the right to vote the restricted shares prior to their vesting but will not receive any dividends on such shares prior to vesting. As of December 31, 2012, none of the restricted shares have vested.

Pursuant to his employment agreement, Mr. Patten received a grant of an option to purchase 10,000 shares of our common stock under the 2010 Equity Incentive Plan in on April 16, 2012. The exercise price per share was $29.34, the fair market value on the grant date. One-third of the option will vest on each of the first, second, and third anniversaries of the grant date, provided Mr. Patten is an employee of the Company on those dates. In addition, any unvested portion of the option will vest upon a change in control. The option expires on the earliest of: (a) the tenth anniversary of the grant date; (b) twelve months after Mr. Patten’s death or termination for disability; or (c) thirty days after the termination of Mr. Patten’s employment for any reason other than death or disability. As of December 31, 2012, none of the shares underlying the option have vested and become exercisable.

Pursuant to his employment agreement, Mr. Patten also received a grant of 17,000 shares of restricted common stock in accordance with and subject to the exception set forth in Section 711(a) of the NYSE MKT Company Guide. The restricted shares will vest in six increments, with the first two increments being 2,500 shares each and the last four increments being 3,000 shares each, upon the price per share of Company common stock during the term of Mr. Patten’s employment (or within 60 days after termination of his employment by the Company without cause) meeting or exceeding the greater of $36.00 or 120 percent of the trailing 7-day average preceding the grant date for the first increment, and the price per share meeting or exceeding target trailing 60-day average closing prices ranging from $40.00 per share for the second increment to $65.00 per share for the final increment. If any increment of the restricted shares fails to satisfy the applicable stock price condition prior to six years from the grant date, that increment of the restricted shares will be forfeited. In addition, any unvested portion of the option will vest upon a change in control. Mr. Patten has the right to vote the restricted shares prior to their vesting but will not receive any dividends on such shares prior to vesting. As of December 31, 2012, none of the restricted shares have vested.

On January 23, 2013, Mr. Patten received a grant to purchase an additional 10,000 shares of our common stock under the 2010 Equity Incentive Plan for his performance in 2012. The exercise price per share was $34.95, the fair market value on the grant date. One-third of the option will vest each of the first, second, and third anniversaries of the grant date, provided Mr. Patten is an employee of the Company on those dates. In addition, any unvested portion of the option will vest upon a change in control. The option expires on the earliest of: (a) the fifth anniversary of the grant date; (b) twelve months after Mr. Patten’s death or termination for disability; or (c) thirty days after the termination of Mr. Patten’s employment for any reason other than death or disability.

No other equity awards were made in 2012 or for 2012 performance.

Pension Plan. We maintain the Retirement Plan for Employees of Consolidated-Tomoka Land Co. (the “Pension Plan”), a defined benefit pension plan for the benefit of our employees. Benefits are based upon an employee’s cumulative years of service and average compensation for the five most highly-compensated years during the employee’s final 10 years of employment. The benefit formula generally provides for a life annuity benefit. Effective December 31, 2011, the Pension Plan was amended to freeze participants’ benefits with no future accruals after that date. Any current or future employee who was not a participant of the Pension Plan on December 31, 2011 will not be eligible to enter the Pension Plan. Neither Mr. Albright nor Mr. Patten are or will be participants in the Pension Plan.

401(k) Plan. Employees (including the named executive officers) may participate in our 401(k) plan, a tax-qualified retirement plan maintained to provide the opportunity to further provide for retirement through tax-deferred employee contributions. The 401(k) plan permits eligible employees to defer compensation up to the maximum limit set annually by the Internal Revenue Service, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. Historically, we made a safe harbor contribution of 3% of annual compensation for all eligible employees, which was immediately vested and subject to limitations imposed by the Internal Revenue Code. Effective January 1, 2012, the 401(k) Plan was amended to change eligibility from one year of service to a minimum of six calendar months of service in which the employee is credited with 160 hours of service in each month, add a matching contribution equal to 25% of the elective deferrals made on behalf of a plan participant, and terminate the 3% non-elective safe harbor contribution for non-highly compensated employees.

Deferred Compensation. Under the Consolidated-Tomoka Land Co. Deferred Compensation Plan for Officers and Key Employees (the “Executive Deferred Compensation Plan”), the named executive officers were eligible to defer receipt of all or a portion of their cash compensation. The deferred compensation accrues interest annually. In 2011 the Executive Deferred Compensation Plan was amended to apply an interest rate of 6.0% to account balances for the year 2011, with the rate to be reviewed annually, and to freeze the Executive Deferred Compensation Plan effective January 1, 2012, to allow no new participants or deferrals into the Executive Deferred Compensation Plan. An interest rate of 3.0% has been applied to account balances for the year 2012. Participants will receive their funds in annual installments over a period of not more than 10 years, unless the participant elects an alternate form of payment, such as a lump sum payment, at the time of commencement of participation in the Executive Deferred Compensation Plan, with payment generally commencing in March of the year following the year in which retirement or termination of employment occurs, but not earlier than six months after retirement or termination of employment for any executive officer. Neither Mr. Albright or Mr. Patten are participants in the Executive Deferred Compensation Plan.

Health and Welfare Benefits. We provide to each named executive officer, and all full time employees, medical and dental insurance coverage as well as long-term disability and life insurance. The Company also pays a portion of the dependent coverage for the employee.

We have a current policy regarding post-retirement benefit programs for certain healthcare and life insurance benefits for eligible retired employees. All full-time employees become eligible to receive a life insurance benefit up to a maximum of $5,000 if they retire after reaching age 55 with 20 or more years of service, and this program is non-contributory. The retired employee will also receive a supplemental Medicare benefit if he or she retires at age 65 with 20 or more years of service. Retirees in Volusia County, Florida, must enroll in the local Florida Health Care Plan, a Federally qualified HMO, and we pay up to $25 of their monthly premium. Retired employees in Highlands County, Florida, received a supplemental Medicare policy for which we pay up to $120 per month. The portion of the post-retirement supplemental Medicare benefit premium that we pay is contributory with retiree contributions adjusted annually as the premiums change.

Perquisites. In the past, we have provided named executive officers with a paid club membership at LPGA International and an automobile, including reimbursement of the costs for gasoline and vehicle maintenance. We have eliminated these perquisites.

Other Matters

Stock Ownership. We have adopted stock ownership guidelines for our directors and executive officers. These guidelines require that directors and executive officers own no less than 1,000 shares of the Company’s common stock. Compliance with this ownership guideline is measured on the first trading day of each calendar year. All directors are in compliance with the stock ownership guidelines.

Hedging Policy. Employees and directors, or any designee of such employee or director, are not permitted to purchase financial instruments that are designed to hedge or offset any decrease in the market value of our equity securities that have been granted to the employee or director by us as part of the employee’s or director’s compensation or that are directly or indirectly held by the employee or director.

Severance Benefits. Mr. Albright’s employment agreement provides that if his employment is terminated by the Company without cause, the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary in one lump sum payment, on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. Mr. Albright’s employment agreement also provides that if, after a change in control of the Company (as defined in the employment agreement), Mr. Albright’s employment is terminated by the Company other than for cause or Mr. Albright voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 200% of his then-current base salary in one lump sum payment on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

Mr. Patten’s employment agreement provides that if, after a change in control of the Company (as defined in the employment agreement), Mr. Patten’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Patten voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of his then-current base salary in one lump sum payment on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

Other than Messrs. Albright and Patten, none of our other employees has a severance agreement; however, all full-time employees of the Company may qualify to participate under the Company’s broad-based severance policy.

Vesting of unexercised stock options. Each option holder’s individual grant agreement or agreements entered into pursuant to the 2001 Plan provide that all unvested stock options and tandem SARs become vested upon the occurrence of a change in control.

Advisory Vote to approve Executive Compensation. We conducted an advisory vote to approve executive compensation last year at our 2012 Annual Meeting of Shareholders. While this vote was not binding on the Company, the Board or the Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis to express their views regarding executive compensation. At the 2012 Annual Meeting of Shareholders, 97.6% of the votes cast on the advisory vote to approve executive compensation proposal were in favor of our named executive officer compensation as disclosed in our proxy statement, and as a result the proposal was approved. The Board and Compensation Committee reviewed these vote results and did not make any specific changes to our executive compensation policies and decisions as a result of the vote results. We have determined that our shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by our shareholders at our 2011 Annual Meeting of Shareholders.

Tax and Accounting Implications

Deductibility of Executive Compensation. The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Based on current levels of compensation, no executive officer is expected to receive compensation for 2012 or 2013 services that would be non-deductible under Section 162(m).

Nonqualified Deferred Compensation. Effective January 1, 2005, Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the law with respect to the timing of deferral elections, timing of payments and certain other matters. In general, we intend to design and administer our compensation and benefits plans and arrangements for all of our employees so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe we are currently operating such plans in compliance with Section 409A. Pursuant to final regulations issued by the Internal Revenue Service, we amended our deferred compensation plans in 2007 for formal compliance with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012. Submitted by the Compensation Committee: John J. Allen, Chairman, Linda Loomis Shelley, A. Chester Skinner, III, and Thomas P. Warlow, III.

Summary Compensation Table for 2010-2012

The following table summarizes the compensation of our named executive officers for the fiscal years ended December 31, 2010, December 31, 2011, and December 31, 2012:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)		Total ($)
John P. Albright,	2012	390,000	240,000		—	—	—	—	14,240	(9)	644,240
President and CEO(1)	2011	137,500	182,500	(4)	1,773,280	501,000	—	—	51,956	(9)	2,646,236

Mark E. Patten, Senior Vice President and CFO(2)	2012	141,667	53,000		306,395	96,600	—	—	864	(10)	598,526

Bruce W. Teeters,	2012	191,925	—		—	—	16,250	129,763	226,670	(11)	564,608
Senior Vice President	2011	255,900	—		—	—	—	226,058	12,070	(12)	494,028
and CFO(3)	2010	255,900	—		—	—	—	71,491	12,671		340,062

(1)	Mr. Albright joined the Company as President and Chief Executive Officer on August 1, 2011.
(2)	Mr. Patten joined the Company as Senior Vice President and Chief Financial Officer on April 16, 2012.
(3)	Mr. Teeters served as our Senior Vice President—Finance and Chief Financial Officer until April 16, 2012, and as our Senior Vice President—Real Estate Operations until his retirement on September 30, 2012.
(4)	Pursuant to his employment agreement, Mr. Albright received a one-time signing bonus of $100,000 when he joined us as President and Chief Executive Officer. In addition, pursuant to his employment agreement, Mr. Albright received a bonus of $82,500 for his 2011 performance.
(5)	Amount consists of the aggregate grant date fair value of restricted stock awarded, based on the probable outcome of conditions required to be met for vesting, computed in accordance with FASB ASC Topic 718. Amount does not reflect whether Mr. Albright or Mr. Patten has actually realized or will realize a financial benefit from the award, which is subject to performance conditions. For information on the valuation assumptions used in these computations, refer to Note 10 (Stock – Based Compensation) in the Notes to Consolidated Financial Statements included in our 2012 Annual Report on Form 10-K. The value of the award at the grant date, assuming that each level of performance conditions for vesting will be achieved, is $4,800,000 for Mr. Albright and $862,000 for Mr. Patten. There can be no assurance that this grant date value will ever be realized by Mr. Albright or Mr. Patten.
(6)	Amounts consist of both the aggregate grant date fair value of stock options awarded and the aggregate grant date fair value of tandem SARs granted computed in accordance with FASB ASC Topic 718 (formerly, FAS 123R) as follows: 2011 valuation—Mr. Albright, $501,000 (stock options) and 2012 valuation—Mr. Patten, $96,600 (stock options); . See Note 10 (Stock – Based Compensation) in the Notes to Consolidated Financial Statements included in the our Annual Report on Form 10-K for the year-ended December 31, 2012, for the relevant assumptions used to determine the valuation of stock option awards and tandem SAR awards. These amounts reflect our accounting for these stock option and tandem SARs and do not correspond to the actual values that may be recognized by the named executive officers. These stock options have exercise prices of $28.90 for grants made in 2011 and $29.34 for grants made in 2012, while our closing stock price on March 1, 2013 was $34.70.
(7)	This column represents amounts awarded and earned under the Company’s Cash Bonus Plan.
(8)	Amounts consist of above-market earnings during fiscal 2012, fiscal 2011 and fiscal 2010 on compensation that was deferred prior to January 1, 2012, January 1, 2011, and January 1, 2010, respectively, under the Executive Deferred Compensation Plan, and the change in the actuarial present value of the named executive officer’s earned benefit under our Pension Plan as follows: during fiscal 2012—Mr. Teeters, $121,361 (change in pension value) and $8,396 (above-market earnings); during fiscal 2011 – Mr. Teeters, $219,088 (change in pension value) and $6,970 (above-market earnings); and during fiscal 2010 – Mr. Teeters, $66,034 (change in pension value) and $5,457 (above-market earnings).
(9)	This amount reflects reimbursement for moving expenses, reimbursement of Mr. Albright’s portion of premiums paid for post-employment COBRA continuation coverage following the termination of employment from his previous employer and prior to his eligibility for coverage under the Company’s health insurance plan, and life insurance premiums paid by us for term life insurance as follows during fiscal 2012: $1,740 (life insurance); $12,500 (additional moving expense); fiscal 2011: $47,500 (moving expenses), $4,260 (COBRA), and $196 (life insurance).
(10)	This amount reflects Mr. Patten’s life insurance premium paid by the Company for term life insurance during fiscal 2012.
(11)	This amount reflects an early retirement incentive payment for Mr. Teeters, the value of his Company vehicle, which was part of his early retirement incentive, unused vacation, LPGA membership fees, stock appreciation rights on stock exercise (“SARs”), and life insurance premium paid by us for term life insurance, as follows during fiscal 2012: $147,635 (incentive); $19,684 (vacation); $16,320 (vehicle); $13,500 (LPGA Membership for 2008-2011); $28,226 (SARs), and $1,305 (life insurance).
(12)	This amount reflects use of a Company vehicle by Mr. Teeters, LPGA Golf Club membership fees, and life insurance premiums paid by us for term life insurance, as follows during fiscal 2011: $2,700 (LPGA fees); $7,750 (vehicle); and $1,620 (life insurance).

Grants of Plan-Based Awards for 2012

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John P. Albright(1)	—
Mark E. Patten	April 16, 2012								10,000	(2)	29.34	96,600
	April 16, 2012								17,000	(3)	—	306,395
Mark E. Patten	January 23, 2013								10,000	(4)	34.95	61,400

(1)	Mr. Albright did not receive any equity incentive plan awards during fiscal year 2012.
(2)	This stock option grant was made pursuant to the Company’s 2010 Equity Incentive Plan in connection with Mr. Patten’s employment.
(3)	Reflects a grant of 17,000 shares of restricted stock awarded to Mr. Patten in connection with his hiring. The award will be earned in six segments based on our stock attaining certain target prices per share. The grant date fair value of this award is based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with FASB ASC Topic 718).
(4)	This stock option grant was awarded to Mr. Patten on January 23, 2013, based on his 2012 performance and was made pursuant to the Company’s 2010 Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End for 2012

The following table sets forth certain information with respect to all unexercised stock options and unvested equity awards previously awarded to the named executive officers as of December 31, 2012.

	Option Awards				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares That Have Not Vested ($)(3)
John P. Albright	16,500	50,000	28.90	8/01/2021	96,000	2,976,960
Mark E. Patten	0	10,000	29.34	4/16/2022	17,000	527,170

(1)	Stock options for Messrs. Albright and Patten become exercisable in three equal annual installments beginning on the first anniversary of their respective grant dates, with full exercisability upon a change in control. They remain exercisable until they expire ten years from the date of grant, subject to earlier expiration following termination of employment. Any unvested portion of the option will vest upon a change in control.
(2)	Restricted stock awarded to Messrs. Albright and Patten in connection with their respective hirings. The awards will be earned in six segments based on our stock attaining certain target prices per share, discussed in greater detail under “Equity Compensation” on page 25. The market value of this award is computed by multiplying the closing market price of our stock on December 31, 2012 by the number of shares that have not vested. The grant date fair value of this award, based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with FASB ASC Topic 718) is the amount reported in the “Stock Awards” column of the Summary Compensation Table for 2010- 2012. There is no threshold payout under this plan. Any unvested portion of the option will vest upon a change in control.
(3)	Values are calculated as if a change in control or retirement or termination had taken place on December 31, 2012, using the closing market price per share of our stock on that date of $31.01.

Pension Benefits for 2012

We maintain two programs to provide retirement income to eligible employees and the named executive officers: our 401(k) plan (a tax-qualified retirement plan) and the Pension Plan. The following table sets forth benefits that named executive officers have accumulated under the Pension Plan. Messrs. Albright and Patten are not participants in the Pension Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
John P. Albright	n/a	—	—	—
Mark E. Patten	n/a	—	—	—
Bruce W. Teeters(1)	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	32	1,523,937	26,270	(1)

(1)	Mr. Teeters was fully vested under the Pension Plan at the time of his retirement on September 30, 2012 and began receiving a monthly annuity on October 1, 2012. Pension benefits paid to Mr. Teeters in 2012 were $21,660 and $4,610 to an ex-spouse under a qualified domestic relations order.
(2)	See Note 8 (Pension Plan) in the Notes to Consolidated Financial Statements included in the our Annual Report on Form 10-K for the year ended December 31, 2012 for the relevant assumptions used to determine the present value of each named executive officer’s accumulated benefit under the Pension Plan.

Prior to freezing the Pension Plan on December 31, 2011, benefits accrued annually in an amount equal to 1.2% of the employee’s final average earnings up to their covered compensation line plus 1.8% of the employee’s final average earnings in excess of their covered compensation line multiplied by the employee’s years of credited service to a maximum of 35 years. An employee’s “covered compensation line” equals the average of their actual past social security wage bases for the 35 calendar years preceding the employee’s social security retirement age. An employee’s “final average earnings” is the employee’s average annual compensation for the five consecutive years of highest earnings during the final ten consecutive years of employment. The elements of compensation considered in this determination include all earnings that make up the employee’s social security wage base, as limited by federal law.

The benefit formula generally provides for a life annuity or joint annuity benefit. The benefits for the named executive officers shown above are not payable in a lump sum. If the employee chooses to receive its pension payments as a joint benefit, a reduced pension benefit will be payable to the employee for life, and, if the employee dies first, 50% of the benefit will be payable to the joint payee for the rest of his or her life. The employee may also choose a social security adjustment benefit option where, if the employee retires before age 65, the employee receives a higher benefit before social security payments are expected to begin, and smaller payments thereafter, or the single life annuity, where a pension payment will be payable to the employee for life. Mr. Teeters is currently eligible for late retirement under the Pension Plan based on the normal retirement age of 65. If an employee retires early, the employee’s accrued pension will be reduced to reflect the longer period over which the employee will receive pension benefits.

Effective December 31, 2011, the Pension Plan was amended to freeze participants’ benefits with no future accruals after that date. Any current or future employee who was not a participant of the Pension Plan on December 31, 2011 will not be eligible to enter the Pension Plan. Although the Pension Plan will remain active, with no new entrants and no future accruals, the Company’s contribution level is expected to be reduced over time. During 2011, we made a contribution of $49,048, all of which related to the 2011 plan year. During 2012, we made contributions totaling $473,540, which related to the 2012 plan year. We make periodic employer contributions in conformance with minimum funding requirements and maximum deductible limitations. See Note 8 (Pension Plan) in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Nonqualified Deferred Compensation for 2012

The table below sets forth information regarding the named executive officers’ current earnings on deferred compensation under the Executive Deferred Compensation Plan. Messrs. Albright and Patten are not a participants in the Executive Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year-End ($)(2)
John P. Albright	—	—	—
Mark E. Patten	—	—	—
Bruce W. Teeters	—	8,396	288,253

(1)	Amounts include above-market earnings reported in the Summary Compensation Table above for the fiscal year 2012 under the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” of $8,396 for Mr. Teeters. Above-market earnings reflect the interest earned in excess of the interest that would have been earned at a rate equal to 120% of the AFR. Earnings under the Executive Deferred Compensation Plan were calculated using a rate of 3.0% and 120% of the Applicable Federal Rates (“AFR”) was 2.88%.
(2)	Amounts shown in this column include amounts previously reported as compensation in the Summary Compensation Table for previous years for Mr. Teeters of $87,000.

Under the Executive Deferred Compensation Plan, officers and key employees could have elected to defer receipt of all or a portion of their cash compensation until such time as the participant ceased to be an officer or key employee. The deferred compensation accrues interest annually. In 2011, the Executive Deferred Compensation Plan was amended to apply an interest rate of 6.0% to account balances for the year 2011, with the rate to be reviewed annually, and to freeze the Executive Deferred Compensation Plan, effective January 1, 2012 to allow no new participants or deferrals into the Executive Deferred Compensation Plan. Current participants will receive their funds in annual installments over a period of not more than 10 years, unless the participant elects an alternate form of payment at the time of commencement of participation in the plan, with payment generally commencing by March 1 of the year following the year in which retirement or termination of employment occurs, but for executive officers not earlier than six months after retirement or termination of employment. An interest rate of 3.0% was applied to account balances for fiscal year 2012.

Potential Payments Upon Termination or Change in Control

We entered into an employment agreement with Mr. Albright on June 30, 2011, in connection with his appointment as our President and Chief Executive Officer effective August 1, 2011. Pursuant to his employment agreement, if Mr. Albright’s employment is terminated by the Company without cause, the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary in one lump sum payment, on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. If, after a change in control of the Company (as defined in the employment agreement), Mr. Albright’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Albright voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 200% of then-current base salary in one lump sum payment on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

We entered into an employment agreement with Mr. Patten on April 16, 2012, in connection with his appointment as our Senior Vice President and Chief Financial Officer. Pursuant to the employment agreement, if, after a change in control of the Company (as defined in the employment agreement), Mr. Patten’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Patten voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of then-current base salary in one lump sum payment on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

We do not have any other employment agreements, change in control agreements, or severance agreements with any of our executive officers. Benefits payable upon termination of a currently named executive officer include awards granted pursuant to the 2010 Equity Incentive Plan, which may become fully vested, in the discretion of the Compensation Committee. Upon a change in control, stock awards would become fully vested.

Under the 2010 Equity Incentive Plan and both Mr. Albright’s and Mr. Patten’s employment agreements, a change of control shall be deemed to have occurred if:

•

any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, (the “Exchange Act”)) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); or

•

approval by the shareholders of the Company and consummation of either of the following: (A) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding common stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or (B) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Under the Executive Deferred Compensation Plan, a change of control shall be deemed to have occurred if:

•	as a result of any transaction, another person or entity acquires our voting stock in an aggregate amount so as to enable that person or entity to exercise more than 50% of our voting power;

•	an unrelated person or entity acquires all or substantially all of our assets; or

•

upon the consummation of a merger or consolidation to which we are a party, our voting stock outstanding immediately prior to consummation of the merger or consolidation is converted into cash or securities possessing less than 50% of the voting power of the surviving corporation.

Under the 2001 Stock Option Plan, a change of control occurs when:

•

any person or group, other than one of our subsidiaries or one of our or our subsidiaries’ employee benefit plans, becomes the beneficial owner of 50% or more of our outstanding voting shares and our other outstanding voting securities that are entitled to vote generally in the election of our directors;

•

individuals who, as of the effective date of the 2001 Plan, constitute the Board (“Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the effective date whose election or nomination for election by our shareholders was approved by a majority of the members of the Incumbent Board shall be deemed to be members of the Incumbent Board; or

•

approval by our shareholders of a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding common stock immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or a plan of liquidation or a plan or agreement for the sale or other disposition of all or substantially all of our assets.

The following table sets forth the benefit that would have been realized by Mr. Albright and Mr. Patten as of December 31, 2012, if such officer had retired or been terminated on that date (other than for cause), and the benefit that would have been realized by each named executive officer as of December 31, 2012, if a change in control had occurred on such date:

Name	Benefit	Change in Control Without Termination ($)		Retirement or Termination other than for Cause ($)
John P. Albright	Unvested Stock Option Awards and Unvested Restricted Stock Award	70,333	(1)	0	(1)
	Severance pursuant to employment agreement	0		900,000

	Total	70,333		900,000

Mark E. Patten	Unvested Stock Option Awards and Unvested Restricted Stock Award	16,700	(1)	0	(1)
	Severance pursuant to employment agreement	0		200,000

	Total	16,700		200,000

	TOTAL	87,033		1,100,000

(1)	Values are calculated as if a change in control or retirement or termination had taken place on December 31, 2012, using the closing market price per share of our stock on that date of $31.01.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, the Compensation Committee believes that the mix and design of the elements of compensation do not encourage employees to assume excessive risks because (1) as a real estate business, we do not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets) and (2) as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditors, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting, and financial reporting processes generally.

Among other things, the Audit Committee contracts with the independent auditors to audit our financial statements; inquires as to the independence of the auditors, and obtains at least annually the auditors’ written statement describing their independent status; meets with the independent auditors, with and without management present, to discuss their examination, their evaluation of our internal controls, and the overall quality of our financial reporting; and investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2012:

(1) The Audit Committee reviewed and discussed the audited consolidated financial statements with management.

(2) The Audit Committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.

(3) The Audit Committee discussed with the independent auditors the auditors’ independence and received the written disclosures and the letter from the independent auditors as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee regarding independence.

(4) The Audit Committee reviewed and discussed with management and the independent auditors our audited financial statements for the year ended December 31, 2012, and reports on the effectiveness of internal controls over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2012, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012. The Audit Committee also has appointed, and requested shareholder ratification of the appointment of, Grant Thornton LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Submitted by the Audit Committee: William L. Olivari, Chairman, John J. Allen, Jeffry B. Fuqua, and Howard C. Serkin.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013. As discussed below, Grant Thornton was appointed as the Company’s independent registered public accounting firm on March 2, 2012.

In February 2012, following a competitive process undertaken by our Audit Committee, the Audit Committee appointed Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2012. The Audit Committee has also selected Grant Thornton to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2013.

Representatives of Grant Thornton are required to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Although applicable law does not require shareholder ratification of the appointment of Grant Thornton to serve as our independent registered public accounting firm, our Board has decided to ascertain the position of our shareholders on the appointment. If the shareholders fail to ratify the appointment of Grant Thornton, our Audit Committee will reconsider the appointment. Even if the selection is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on this proposal. Shares represented by executed proxies on proxy cards will be voted, if specific instructions are not otherwise given, for the ratification of Grant Thornton as our independent registered public accounting firm.

Our Board of Directors recommends a vote “For” the ratification of Grant Thornton as our independent registered public accounting firm.

Dismissal of Prior Independent Registered Public Accounting Firm

KPMG LLP (“KPMG”) was notified on February 1, 2012 that it would not be retained as our independent registered public accounting firm for the fiscal year ending December 31, 2012. KPMG’s engagement as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2011 was unaffected by the selection of Grant Thornton as KPMG’s dismissal became effective upon the completion of KPMG’s audit of our consolidated financial statements as of and for the fiscal year ended December 31, 2011 and the filing of the related Annual Report on Form 10-K. On March 15, 2012, we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, indicating that KPMG’s term as our independent registered public accounting firm had ended.

The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2010 and 2009, and the interim period from December 31, 2010 through the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which occurred on March 15, 2012, there were (i) no disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such periods, and (ii) no “reportable events” as that term is defined in Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

During the fiscal years ended December 31, 2011 and 2010, and the subsequent interim period through March 15, 2012, we did not consult with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us by Grant Thornton that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are used in Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

We provided KPMG with a copy of the current report on Form 8-K, filed on February 6, 2012, disclosing that we were not retaining KPMG. KPMG furnished us with a letter addressed to the SEC stating that KPMG agreed with the statements made in the Report on Form 8-K. A copy of such letter, dated February 6, 2012, was filed as Exhibit 16.1 to the Form 8-K.

Auditor Fees

The following table represents aggregate fees billed by Grant Thornton and KPMG for professional services for fiscal 2012 and 2011, by category as described in the notes to the table. All fees were pre-approved by the Audit Committee.

	Grant Thornton		KPMG
	2012	2011	2012	2011
	$	$	$	$
Audit Fees(1)	132,500	-0-	-0-	202,500
Audit-Related Fees	-0-	-0-	16,048	-0-
Tax Fees(2)	6,825	-0-	38,530	65,575
All Other Fees	-0-	-0-		-0-

(1)	Aggregate fees billed for professional services rendered by Grant Thornton in 2012 and by KPMG in 2011 for the audit of our annual consolidated financial statements, review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and other services normally provided in connection with our statutory and regulatory filings or engagements by year.
(2)	Aggregate fees billed for professional services rendered by Grant Thornton in 2012 and KPMG in 2011 and 2012 for tax compliance, tax advice, and tax planning, including preparation of tax forms, including federal and state income tax returns, and income tax consulting services.

Pre-approval Policy

The Audit Committee has adopted a Pre-approval Policy (the “Policy”) governing the pre-approval of all audit and non-audit services performed by the independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

According to the Policy, the Audit Committee will annually review and pre-approve the audit services that may be provided by the independent auditor and the fees to be paid for those services during the following year, and may from time-to-time review and pre-approve audit-related services, tax services and all other services to be provided by the independent auditor. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. For pre-approval, the Audit Committee will consider whether the service is consistent with the SEC’s rules on auditor independence, as well as whether the independent auditor is in the best position to provide the service for reasons such as its familiarity with our business, people, culture, accounting system, risk profile and other factors. All such factors will be considered as a whole, with no single factor being determinative.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require separate pre-approval by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include (1) a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence, and (2) with respect to each proposed pre-approved service, detailed back-up documentation regarding the specific service to be provided. Requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Chief Financial Officer and will include a description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have previously received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

PROPOSAL 3: VOTE TO APPROVE AN AMENDMENT TO THE COMPANY’S

2010 EQUITY INCENTIVE PLAN

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

On January 23, 2013, the Board of Directors approved certain amendments to the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (the “2010 Plan”), subject to shareholder approval, to implement provisions in which (i) any award or any payment made in respect of any award that is subject to recovery under any law, government regulation, or exchange listing requirement will be subject to deduction and/or recoupment by the Company pursuant to such law, regulation or listing requirement; (ii) the Compensation Committee of the Board of Directors would have the authority to reduce or eliminate the actual amount paid or payable with respect to a qualified performance-based award; (iii) the Compensation Committee would have the authority, within the first 90 days of a performance period (or later if allowed), to adjust or modify the level of achievement required for a performance objective relating to a qualified performance-based award in order to prevent dilution or enlargement of the rights of the Grantee based on the occurrence of certain nonrecurring or extraordinary events as defined in the amended 2010 Plan; (iv) clarifying language is added that shares would be added back to the reserve of shares available for future grants when granted restricted shares are forfeited; (v) the prohibited repricing provision includes outstanding stock appreciation rights in addition to outstanding stock option awards; and (vi) clarifying language is added or non-substantial edits are made. The proposed amendments to the 2010 Plan are highlighted in Appendix A attached hereto.

The amendment and restatement of the 2010 Plan requires shareholder approval under the rules and regulations of the NYSE MKT. We are now asking you for this approval.

Reasons for Board of Directors’ Recommendation

Our Board of Directors believes that making certain changes to the 2010 Plan are necessary and appropriate to update the 2010 Plan and make modifications which benefit our shareholders. The 2010 Plan is a key component of the Company’s compensation programs, which are necessary to: (i) aid in the hiring and retention of key employees who are important to our success; (ii) motivate employee contributions to attain long-term value through ownership in us; and (iii) align potential increases in compensation to increases in the Company’s financial results that should favorably impact shareholder value. We believe that we will be at a competitive disadvantage in our efforts to attract and retain employees if we do not have the flexibility to issue equity-based compensation awards to targeted individuals.

Summary of the 2010 Plan

The following is a summary description of the 2010 Plan and the effect of the proposed amendments. A copy of the proposed 2010 Plan, amended pursuant to the Board of Directors’ recommendation (the “Proposed Restated Plan”), is attached to this proxy statement as Appendix A. The statements made in this proxy statement with respect to the 2010 Plan and the amendment thereto should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the Proposed Restated Plan, which is attached hereto as Appendix A. Capitalized terms in this summary that are not defined have the meaning as provided in the 2010 Plan.

Administration. The 2010 Plan is administered by the Compensation Committee of the Board of Directors. Awards are approved by the Compensation Committee. The 2010 Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Compensation Committee has the discretion to determine the terms of each award. The Proposed Restated Plan clarifies that the composition of the Compensation Committee shall comply with the requirements under applicable laws and regulations. For example, the Compensation Committee shall meet the independence requirements of the NYSE, the “non-employee director” requirements under the Securities Exchange Act of 1934 for awards granted to individuals subject to Section 16 of the Securities Exchange Act, and the “outside director” requirements for awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”).

Awards; Eligibility. Awards under the 2010 Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units and stock payments. Employees of the Company and its subsidiaries and nonemployee directors may be selected by the Compensation Committee to receive awards under the 2010 Plan.

Share Reserve. The maximum number of shares as to which stock awards may be granted under the 2010 Plan is 210,000 shares. Awards of restricted shares, restricted share units, performance shares settled in stock and stock payments are counted against the 2010 Plan maximum in a ratio of 1.41-to-1. This reserved share amount is subject to adjustments by the Compensation Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations, and other similar transactions or events. Shares of common stock issued under the 2010 Plan may be shares of original issuance, shares held in Treasury, or shares that have been reacquired by the Company. The fair market value of a share of the Company’s common stock on March 1, 2013 was $34.70.

Under the current 2010 Plan, awards that are forfeited, expire or are canceled or settled without issuance of shares are not counted against the maximum shares available for grant. The Company has taken the position that restricted shares that are forfeited (for example, because they do not vest) do not count against the maximum shares available for grant. However, to avoid any potential lack of clarity, the Proposed Restated Plan expressly provides that grants consisting of shares or restricted shares for which the Grantee subsequently forfeits the issued shares or restricted shares would not count against the maximum shares available for future awards. At this time, 7,083 restricted shares that were granted under the 2010 Plan have been forfeited and, accordingly, the number of shares currently available for future grants under the Proposed Restated Plan is 67,886.

Limitations. No participant may receive awards during any one calendar year representing more than 50,000 shares of common stock. In no event will the number of shares of common stock issued under the 2010 Plan upon the exercise of incentive stock options exceed 210,000 shares. These limits are subject to adjustments by the Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations, and other similar transactions or events. Under the Proposed Restated Plan, an additional limitation would cap the dollar value that can be paid in any calendar year pursuant to an award intended to qualify as a performance-based award at the maximum amount allowed under Section 162(m) of the Internal Revenue Code.

Stock Options. Stock options entitle the optionee to purchase shares of common stock at a price equal to or greater than the fair market value on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable: (i) in cash; (ii) by the transfer to the Company of unrestricted stock; (iii) with any other legal consideration the Committee may deem appropriate; or (iv) any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant (or 5 years for persons holding more than 10% of the total combined voting power of all classes of stock of the Company for an option intended to qualify as an incentive stock option). Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

Stock Appreciation Rights. Stock appreciation rights represent the right to receive an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100%, of the difference between the “base price” established for such rights and the fair market value of the Company’s common stock on the date the rights are exercised. The base price must not be less than the fair market value of the common stock on the date the right is granted. The grant will specify that the amount payable upon exercise of the stock appreciation right will be paid by the Company in shares of the Company’s common stock. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable. No stock appreciation right may be exercised more than ten years from the grant date.

Restricted Shares and Restricted Share Units. An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The participant is entitled immediately to voting rights in such shares, subject to the discretion of the Compensation Committee. Restricted share units represent rights to receive shares of common stock in return for the performance of services. The transfer may be made without additional consideration from the participant. The Compensation Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted shares and restricted share units must be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Compensation Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.

Performance Shares and Performance Units. A performance share is the equivalent of one share of common stock, and a performance unit is the equivalent of $1.00. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, shares of the Company’s common stock or any combination thereof.

Section 162(m) and Performance Objectives. Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified performance-based compensation.” Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted shares and performance shares that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by shareholders of the performance formulas or measures. The performance measures available for 2010 Plan awards intended to qualify as performance-based awards under Code Section 162(m) are set forth in the 2010 Plan and in the next paragraph. Under the Proposed Restated Plan, the Compensation Committee would have the discretion to reduce or eliminate (but not to increase) the payment of any award intended to qualify as a performance-based award under Code Section 162(m) if the Committee deems such reduction or elimination to be appropriate.

The 2010 Plan provides that grants of awards may be subject to “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Code Section 162(m) are limited to specified levels of or increases in the Company’s (or a subsidiary’s): return on invested capital; free cash flow; economic value added (net operating profit after tax less cost of capital); total shareholder return; operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; price per share of common stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; and sales volume. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index.

Under the Proposed Restated Plan, the Compensation Committee would have the authority to adjust the performance objectives, or modify the level of achievement required for the performance objectives, for an award (including awards intended to qualify as performance-based awards under Code Section 162(m) to the extent permissible by applicable law) in order to prevent the dilution or enlargement of the rights of a Grantee upon the occurrence of any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles or other laws or regulatory rules affecting reported results; reorganization and restructuring programs; extraordinary nonrecurring items; acquisitions or divestitures; foreign exchange gains and losses; and a change in the Company’s fiscal year. Such discretion would generally be required to be exercised within the first 90 days of a performance period,

Transferability. No award under the 2010 Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant.

Termination; Amendment. The 2010 Plan will terminate on February 18, 2020, the tenth anniversary of the date it was adopted by the Board. No award will be granted under the 2010 Plan after the termination date.

The 2010 Plan may be amended by the Board of Directors, but without further approval by the shareholders of the Company no such amendment may increase the limitations set forth in the 2010 Plan on the number of shares that may be issued under the 2010 Plan or any of the limitations on awards to individual participants. The Board may condition any amendment on the approval of the shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

Tax Consequences. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2010 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Although a participant does not generally recognize income for federal income tax purposes upon the grant of an incentive stock option, the difference between the fair market value of the stock on the date of grant and the option exercise price is a tax preference item that may subject the Grantee to the alternative minimum tax. Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option.

A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted shares will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

A recipient generally will recognize no income upon the receipt of a restricted share unit award. Upon the settlement of a restricted share unit award, the recipient will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any shares received.

A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m); provided that the Company is not entitled to a deduction with respect to the award of an incentive stock option, unless there is a disqualifying disposition of such incentive stock option.

Effect of Proposed Amendments

Clawback Authority. The inclusion of a so-called ‘clawback’ provision establishes that the Compensation Committee is permitted, pursuant to any law, government regulation or exchange listing requirement, to recover or take back previously granted cash or stock based awards under certain circumstances. Under current law, this includes the clawback provisions of the Sarbanes-Oxley Act of 2002, which apply to the Chief Executive Officer and the Chief Financial Officer in the event of misconduct resulting in a required restatement of any financial reporting required under the securities laws. The clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which will be implemented pursuant to forthcoming NYSE listing rules, apply to any executive officers of the Company in the event of an accounting restatement due to material noncompliance with reporting requirements under securities laws.

Performance-Based Award Flexibility. The Proposed Restated Plan also provides the Compensation Committee with the ability (i) to reduce or eliminate the actual amounts paid or payable with respect to qualified performance-based awards and (ii) to adjust, or modify the level of achievement required to satisfy, a previously selected performance objective if extraordinary or nonrecurring events take place after an award is granted. This added flexibility allows the Compensation Committee to more closely align pay and performance for certain awards when unanticipated events occur that affect the appropriateness of the award’s performance objectives.

Share Reserve. New language in the Proposed Restated Plan would make clear that a forfeiture of restricted shares or certain other stock based awards will be treated in the same manner as stock options, stock appreciation rights and other awards for purposes of determining the maximum number of shares available for issuance with respect to future grants.

Additional Repricing Restriction. The current 2010 Plan prohibits the repricing of outstanding option awards without the approval of the Company’s shareholders. Under the Proposed Restated Plan, this restriction is expanded to cover outstanding stock appreciation rights.

Other Amendments. Other aspects of the proposed amendments enhance the clarity of certain provisions of the Plan or otherwise make immaterial modifications.

The proposed amendments will not take effect unless and until the shareholders approve the Proposed Restated Plan and prior to such time the 2010 Plan will be administered in accordance with its existing provisions.

Required Vote. This proposal will be approved if the votes cast in favor of this proposal exceed the votes cast opposing the proposal, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on this proposal.

Our Board of Directors recommends a vote “For” this proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 31, 2012.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Plan Category
Equity Compensation Plans Approved by Security Holders:	82,067	$42.43	67,886
Equity Compensation Plans not Approved by Security Holders:	96,000	—	—

TOTAL	178,067	$42.43	67,886

PROPOSAL 4: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

The Company is providing its shareholders with the opportunity to cast an advisory vote to approve executive compensation. The Company requests shareholder approval of the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

As an advisory vote, this proposal is not binding upon the Company or our Board. However, the Board and the Compensation Committee, who are responsible for designing and administering the Company’s executive compensation program, value the opinions expressed by shareholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our Board of Directors recommends a vote “For” this proposal.

OTHER MATTERS

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, and except as described in this proxy statement, it is not aware of any other matters that will or may be properly presented at the Annual Meeting by others. The deadline under our Bylaws for any shareholder proposal not discussed in this proxy statement to be properly presented at the Annual Meeting has passed. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy card will vote the shares for which we have received proxies in accordance with their best judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file with the SEC and the NYSE MKT initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers, and beneficial owners of more than 10% of our common stock are required by SEC rules to furnish us with copies of all such reports. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from directors and executive officers that no other reports were required. We believe that all reports required under Section 16(a) were timely filed during the fiscal year ended December 31, 2012 except for a late Form 4 filing for John P. Albright and Mark E. Patten.

SHAREHOLDER PROPOSALS

Inclusion of Proposals in our Proxy Statement and Proxy Card under the SEC Rules

Shareholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2014 Annual Meeting of Shareholders, a written copy of their proposal must be received at our principal executive offices no later than November 25, 2013. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials.

Advance Notice Requirements for Shareholder Submission of Nominations and Proposals

Required Timing

In addition, our Bylaws provide that, for any shareholder proposal or director nomination to be properly presented at the 2014 Annual Meeting of Shareholders, whether or not also submitted for inclusion in our proxy statement, we must receive written notice of the matter not less than 150 days nor more than 210 days prior to the first anniversary of the date of the preceding year’s annual meeting. Thus, to be timely, the written notice of a shareholder’s intent to make a nomination for election as a director or to bring any other matter before the 2014 Annual Meeting of Shareholders must be received by our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809 no earlier than September 26, 2013 and no later than November 25, 2013. Further, any proxy granted with respect to the 2014 Annual Meeting of Shareholders will confer on management discretionary authority to vote with respect to a shareholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary within the timeframe provided above.

Required Shareholder Information

Each such written notice must contain, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made: (i) the name and address of such shareholder, as they appear on our stock transfer books, and the name and address of such beneficial owner; (ii) the class or series and number of our shares owned beneficially and of record by such shareholder and such beneficial owner; (iii) the date or dates upon which such shareholder acquired ownership of such shares; and (iv) a representation that the shareholder is a holder of record of our capital stock, entitled to vote at such meeting, and that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

Required Director Nominee Information

With respect to each person whom the shareholder proposes to nominate for election as a director (a “proposed nominee”), the shareholder shall provide: (i) the name, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class or series and number of our shares, if any, owned beneficially and of record by the proposed nominee; (iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or other acting in concert therewith, on the other hand; and (vi) the written consent of each proposed nominee to serve as a director if so elected. In addition, to be eligible to be a nominee for election or reelection as a director, the prospective nominee, or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice described herein) to our secretary at our principal executive offices a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request).

A copy of our Bylaws is available as an exhibit to a current report on Form 8-K we filed with the Securities and Exchange Commission on April 28, 2011. A nomination or proposal that does not supply adequate information about the nominee or proposal, and the shareholder making the nomination or proposal, will be disregarded.

ANNUAL REPORT

Our Annual Report to Shareholders for the fiscal year ended December 31, 2012, accompanies this proxy statement. Additional copies may be obtained by writing to us at P.O. Box 10809, Daytona Beach, Florida 32120-0809. Our Annual Report and Proxy Statement are also available on our website at www.ctlc.com.

APPENDIX A

CONSOLIDATED-TOMOKA LAND CO.

AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN

1.	Purpose. The purposes of the Amended and Restated Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (the “Plan”) are to (i) align Employees’ and Nonemployee Directors’ long-term financial interests with those of the Company’s shareholders; (ii) attract and retain Employees and Nonemployee Directors by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those Employees and Nonemployee Directors who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries.

2.	Definitions. As used in this Plan, the following terms shall be defined as set forth below:

(a)     “Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, or Stock Payments granted under the Plan.

(b)     “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Grantee.

(c)     “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

(d)     “Board” means the Board of Directors of the Company.

(e)     “Change in Control” means any of the following events:

(1)     any person (as such term is used in Section 13(d) of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); or

(2)     approval by the shareholders of the Company and consummation of either of the following:

a.	a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or

b.	a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(f)     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)     “Committee” means the committee of the Board described in Section 4 of the Plan.

(h)     “Company” means Consolidated-Tomoka Land Co., a Florida corporation, or any successor corporation.

(i)     “Employee” means any person, including an officer, employed on an hourly or salaried basis by the Company or a Subsidiary.

(j)     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k)     “Fair Market Value” on a given date means:

(1)     if the Stock is listed on a national securities exchange in the United States, the closing sale price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported;

(2)     if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System the trade price of the last sale reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or

(3)     if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

(l)     “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

(m)     “Grantee” means an Employee or Nonemployee Director who has been selected by the Committee to receive an Award and to whom an Award has been granted.

(n)     “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

(o)     “Negative Discretion” means the discretion of the Committee, as authorized by Section 10 of the Plan, to eliminate or reduce the amount payable for a Qualified Performance-Based Award; provided that the exercise of such discretion would not cause the Qualified Performance-Based Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(p)     “Nonemployee Director” means a member of the Board who is not an Employee.

(q)     “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

(r)     “Option” means any option to purchase Shares granted under Section 5 of the Plan.

(s)     “Option Price” means the purchase price payable upon the exercise of an Option.

(t)     “Performance Objectives” means the performance objectives established pursuant to this Plan for Grantees who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Grantee or the Subsidiary, division, department or function within the Company or Subsidiary in which the Grantee is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company’s or Subsidiary’s:

(1)	return on invested capital;

(2)	free cash flow;

(3)	economic value added (net operating profit after tax less cost of capital);

(4)	total shareholder return;

(5)	operating ratio;

(6)	cost reduction (or limits on cost increases);

(7)	debt to capitalization;

(8)	debt to equity;

(9)	earnings;

(10)	earnings before interest and taxes;

(11)	earnings before interest, taxes, depreciation and amortization;

(12)	earnings per share (including or excluding nonrecurring items);

(13)	earnings per share before extraordinary items;

(14)	income from operations (including or excluding nonrecurring items);

(15)	income from operations compared to capital spending;

(16)	net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes);

(17)	net sales;

(18)	price per share of common stock;

(19)	return on assets;

(20)	return on capital employed;

(21)	return on equity;

(22)	return on investment;

(23)	return on sales; and

(24)	sales volume.

The Committee is authorized at any time during the first 90 days of a Performance Period (or, if later or earlier, within the maximum period allowed under Section 162(m) of the Code with respect to a Qualified Performance-Based Award), in its sole and absolute discretion, to adjust, or modify the level of achievement required for, a Performance Objective (to the extent permitted under Section 162(m) of the Code for Qualified Performance-Based Award) in order to prevent the dilution or enlargement of the rights of a Grantee based on the following events:

(1)	asset write-downs;

(2)	litigation or claim judgments or settlements;

(3)	the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(4)	reorganization and restructuring programs;

(5)	extraordinary nonrecurring items (as recognized by generally accepted accounting principles);

(6)	acquisitions or divestitures;

(7)	foreign exchange gains and losses; and

(8)	a change in the Company’s fiscal year.

(u)     “Performance Period” means a period of time established under Section 8 of the Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Restricted Shares or Restricted Share Units are to be achieved.

(v)     “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 8 of the Plan.

(w)     “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of the Plan.

(x)     “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant. If the Committee designates an Award as a Qualified Performance-Based Award, then the lapsing of restrictions thereon and the distribution of Shares pursuant thereto, as applicable, shall be subject to satisfaction of one, or more than one, Performance Objectives. The Committee shall determine the performance targets that will be applied with respect to each Qualified Performance-Based Award at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance target(s) relate. Notwithstanding any contrary provision of the Plan, the Committee may not increase the number of Shares granted pursuant to any Qualified Performance-Based Award, nor may it waive the achievement of any performance target established pursuant to this Section 2(x). Prior to the payment of any Qualified Performance-Based Award, the Committee shall certify in writing that the performance target(s) applicable to such Award was met. The Committee shall have the power to impose such other restrictions on Qualified Performance-Based Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code Section 162(m), the regulations promulgated thereunder, and any successors thereto.

(y)     “Restricted Shares” mean Shares granted under Section 7 of the Plan.

(z)     “Restricted Share Unit” means an Award granted under Section 7 of the Plan and denominated in units representing rights to receive Shares.

(aa)     “Shares” means shares of the Common Stock of the Company, par value $1.00 per share, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 13 of the Plan.

(bb)     “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

(cc)     “Stock Appreciation Right” means a right granted under Section 6 of the Plan.

(dd)     “Stock Payment” means Shares granted under Section 9 of the Plan.

(ee)     “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Grantee for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

(ff)     “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its affiliates.

3.	Shares Available Under the Plan.

(a)     Reserved Shares. Subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares that may be issued or transferred with respect to Awards shall not in the aggregate exceed 210,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury or Shares that have been reacquired by the Company. Any awards granted under the Plan on or after its original effective date of April 28, 2010 that consist of (i) Options, Stock Appreciation Rights, Restricted Share Units, or Performance Units or that, at any time, are forfeited, expire or are canceled or settled without issuance of

Shares or Restricted Shares that are forfeited pursuant to Section 7(c) or the Restricted Share Award Agreement shall not count towards the maximum number of Shares that may be issued under the Plan as set forth in this Section 3(a) and shall be available for future Awards. Notwithstanding the foregoing, any and all Shares that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; or (iii) covered by a Stock Appreciation Right (without regard to the number of Shares that are actually issued to the Grantee upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of Shares that may be issued under the Plan as set forth in this Section 3(a).

(b)     Reduction Ratio. For purposes of Section 3(a) of the Plan, each Share issued or transferred pursuant to an Award other than an Option or Stock Appreciation Right shall reduce the number of Shares available for issuance or transfer under the Plan by 1.41 Shares. For the avoidance of doubt, if any Award to which this Section 3(b) applies is disregarded for purposes of determining the maximum number of Shares issuable or transferrable under the Plan pursuant to Section 3(a), then the Plan’s Share reserve shall be increased by the same number of Shares that had previously served to reduce the Plan’s Share reserve in connection with such Award, including any amount due to the application of the 1.41 multiplier described above.

(c)     ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 210,000 Shares, subject to adjustment as provided in Section 13 of the Plan.

(d)     Maximum Calendar Year Award. No Grantee may receive Awards representing more than 50,000 Shares in any one calendar year, subject to adjustment as provided in Section 13 of the Plan.

(e)     Maximum Calendar Year Award for Qualified Performance-Based Awards. No Grantee may receive Qualified Performance-Based Awards consisting of Options and Stock Appreciation Rights that in the aggregate represent more than 50,000 Shares in any one calendar year. No Grantee may receive Qualified Performance-Based Awards other than Options or Stock Appreciation Rights that in the aggregate represent more than 50,000 Shares in any one calendar year. The maximum amount that can be paid in any calendar year to any Participant pursuant to a Performance Unit that is a Qualified Performance-Based Award shall be the maximum amount allowed under Section 162(m) of the Internal Revenue Code.

4.	Plan Administration. This Plan shall be administered by a Committee appointed by the Board from among its members, provided that if the Board does not appoint a Committee, the term “Committee” means the Board, except in those instances where the text clearly indicates otherwise. Notwithstanding anything herein to the contrary, the Committee shall consist solely of two (2) or more members of the Board who are (i) “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Awards granted to Eligible Persons who are subject to Section 16 of the Exchange Act; (ii) “independent” (within the meaning of the rules of the national securities exchange on which the Company’s Shares are listed), to the extent required; and (iii) at such times as relief is sought from the imposition under Section 162(m) of the Code of a limitation on the deduction of compensation relating to an Award, “outside directors” (within the meaning of Section 162(m) of the Code), to the extent required to receive such relief. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion:

(a)     to determine the Fair Market Value of the Common Stock;

(b)     to select the Employees and Nonemployee Directors to whom Awards will be granted under the Plan;

(c)     to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

(d)     to determine the number of Shares to be covered by each Award granted under the Plan;

(e)     to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, and which may be delivered electronically, for use under the Plan;

(f)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan.

(g)     to construe and interpret the terms of the Plan and Awards;

(h)     to prescribe, amend and rescind rules and regulations relating to the Plan;

(i)     to modify or amend each Award, provided that no modification or amendment of an Award shall impair the rights of the Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company.

(j)     to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously authorized by the Committee;

(k)     to provide any notice or other communication required or permitted by the Plan in either written or electronic form; and

(l)     to make all other determinations deemed necessary or advisable for administering the Plan.

The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

5.	Options. The Committee may from time to time authorize grants to Grantees of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)     Number of Shares. Each grant shall specify the number of Shares to which it pertains.

(b)     Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date (or equal to or greater than 110% of the Fair Market Value with respect to Incentive Stock Options granted to Ten Percent Shareholders).

(c)     Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Grantee at the time of exercise and for at least six (6) months prior to the time of exercise and which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

(d)     Cashless Exercise. To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

(e)     Vesting. Each Option grant may specify a period of continuous employment of the Grantee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

(f)     ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares as of the Grant Date with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

(g)     Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date (or five years from the Grant Date for a Ten Percent Shareholder).

(h)     Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6.	Stock Appreciation Rights. The Committee may from time to time authorize grants to Grantees of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Grantee to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)     Payment in Shares. Each grant shall specify that the amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares.

(b)     Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

(c)    Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, specify the Base Price (which shall be equal to or greater than the Fair Market Value on the Grant Date), state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(d)    Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

7.	Restricted Shares and Restricted Share Units. The Committee may from time to time authorize grants to Grantees of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)    Transfer of Shares. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Grantee in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to. Upon expiration of the Restriction Period and satisfaction of any other terms or conditions and as set forth in the Restricted Share Award Agreement, the Restricted Share shall immediately become nonforfeitable and the Shares underlying such award of Restricted Shares shall be released by the Company to the Participant without restrictions on transfer. The Shares released by the Company hereunder may at the Company’s option be either (i) evidenced by a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee. Restricted Share Units shall become payable to a Grantee in Shares at the time or times determined by the Committee and set forth in the Restricted Share Unit Award Agreement.

(b)    Consideration. Each grant may be made without additional consideration from the Grantee or in consideration of a payment by the Grantee that is less than the Fair Market Value on the Grant Date.

(c)    Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares or Restricted Share Units covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a Change in Control of the Company or other similar transaction or event. If a Grantee ceases to be an Employee or a Non-Employee Director, the number of Shares subject to the Award, if any, to which the Grantee shall be entitled shall be determined in accordance with the applicable Award Agreement. All remaining Shares underlying Restricted Shares or Restricted Share Units as to which restrictions apply at the date of termination of employment or service shall be forfeited subject to such exceptions, if any, authorized by the Committee.

(d)    Voting Rights. Unless otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Grantee to voting rights during the period for which such substantial risk of forfeiture is to continue. Unless otherwise determined by the Committee, a Grantee shall not have any rights as a shareholder with respect to Shares underlying an Award of Restricted Share Unit until such time, if any, as the underlying Shares are actually issued to the Grantee, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Grantee or his or her designee; or (ii) credited to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee.

(e)    Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date.

(f)    Performance-Based Restricted Shares and Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of the Plan regarding Performance Shares and Performance Units.

(g)    Award Agreements. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Grantee with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8.	Performance Shares and Performance Units. The Committee may from time to time authorize grants of Performance Shares and Performance Units, which shall become payable to the Grantee upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)    Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(b)    Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall be set forth in the Award Agreement and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

(c)    Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Grantee.

(d)    Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(e)    Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

(f)    Maximum Payment. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

(g)    Dividend Equivalents. Any grant of Performance Shares may provide for the payment to the Grantee of dividend equivalents thereon in cash or additional Shares, provided however that the Award Agreement shall provide that the Grantee shall not receive any dividends unless and until such time as the Performance Shares are earned and paid, and provided further that if the payment or crediting of dividends or dividend equivalents is in respect of an Award that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A and such requirements shall be specified in writing.

(h)    Adjustment of Performance Objectives. If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Grantee and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(i)    Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

9.	Stock Payments. If not prohibited by applicable law, the Committee may from time to time issue unrestricted Shares to Grantees, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Payment may be granted as, or in payment of, Nonemployee Director fees, bonuses (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Code Section 162(m)), or to provide incentives or recognize special achievements or contributions.

10.	Reduction or Elimination of Qualified Performance-Based Awards. In determining the actual amount to be paid with respect to a Qualified Performance-Based Award, the Committee may reduce or eliminate the amount payable through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. For the avoidance of doubt, the Committee shall not have the discretion to (i) grant or provide for a payment in respect of a Qualified Performance-Based Award to the extent the applicable Performance Objectives for the Performance Period have not been attained, or (ii) pay any amount in excess of the limitations set forth in Section 3(e) of the Plan.

11.	Clawback. Notwithstanding anything to the contrary herein, any Award or any payment made in respect of any Award that is subject to recovery under any law, government regulation or exchange listing requirement, will be subject to such deductions and/or recoupment by the Company as may be required pursuant to such law, government regulation or exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or exchange listing requirement).

12.	Nontransferability. No Award granted under this Plan shall be transferable by a Grantee other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Grantee’s lifetime only by the Grantee or, in the event of the Grantee’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Grantee under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

13.

Adjustments. The Committee shall make or provide for such adjustments in the (a) number of Shares covered by outstanding Awards, (b) prices per share applicable to outstanding Options and Stock Appreciation Rights, and (c) kind of shares covered by Awards (including shares of another issuer), as the Committee determines in good faith to be equitably required in order to prevent dilution or enlargement of the rights of Grantees that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 of the Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 13.

14.	Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

15.	Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Grantee or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Grantee or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

16.	Amendments and Other Matters.

(a)    Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3 of the Plan, other than to reflect an adjustment made in accordance with Section 13 of the Plan, without the further approval of the shareholders of the Company. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company.

(b)    Repricing Prohibited. The Committee shall not reprice any outstanding Option or Stock Appreciation Right, directly or indirectly, without the approval of the shareholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 13 of the Plan.

(c)    No Employment Right. This Plan shall not confer upon any Grantee any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Grantee’s employment or other service at any time.

(d)    Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

(e)    Change in Control. The Committee may, in its sole discretion, provide for immediate and full vesting of an Award upon the occurrence of a Change in Control of the Company. Should the Committee determine to make such a provision with respect to the grant of an Award, a representation to that effect shall be set forth in the Award Agreement.

17.	Effective Date. This Amended and Restated 2010 Equity Incentive Plan shall become effective upon its approval by the shareholders of the Company.

18.	Termination. This Amended and Restated 2010 Equity Incentive Plan shall terminate on the tenth anniversary of the date upon which it is adopted by the Board, and no Award shall be granted after that date.

19.	Governing Law. The Plan and any Award Agreements shall be administered, interpreted and enforced under the laws of the State of Florida without regard to conflicts of laws thereof.

Plan Adopted by the Board of Directors on February 18, 2010	Plan Approved by the Shareholders April 28, 2010

Amendment Adopted by the Board of Directors on January 23, 2013	Amendment Approved by the Shareholders

REVOCABLE PROXY

CONSOLIDATED-TOMOKA LAND CO.

ANNUAL MEETING OF SHAREHOLDERS

April 24, 2013

2:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Consolidated-Tomoka Land Co., a Florida corporation, hereby appoints Jeffry B. Fuqua and John P. Albright, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders scheduled to be held on Wednesday, April 24, 2013, at 2:00 p.m., Eastern Time, at LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares upon the matters described in the Notice of Annual Meeting of Shareholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

The shares represented by this proxy will be voted as directed on the reverse side, but if no direction is made, the proxies named herein intend to vote the securities at their discretion FOR the election of the nominees listed in the Proxy Statement for the Annual Meeting and FOR Proposals 2, 3 and 4, and otherwise at the discretion of the proxies.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

☐    FOLD AND DETACH HERE    ☐

CONSOLIDATED-TOMOKA LAND CO. – ANNUAL MEETING, APRIL 24, 2013

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 24, 2013. This proxy statement and a copy of our 2012 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, are available at http://ctlc.com/2013_proxy.html.

You can vote in one of three ways:

1.	Call toll free 1-866-333-6495 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/cto and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONSOLIDATED-TOMOKA LAND CO.	Annual Meeting of Shareholders APRIL 24, 2013

Proposal 1 – Election of four Directors for a one-year term ending in 2014				Proposal 2 – Ratification of the appointment by our Audit Committee of Grant Thornton LLP, as our independent registered public accounting firm for fiscal year 2013	For ☐	Against ☐	Abstain ☐

(01) John J. Allen	For ☐	Against ☐	Abstain ☐	Proposal 3 – Amendment to the 2010 Equity Incentive Plan	For ☐	Against ☐	Abstain ☐

(02) William L. Olivari	For ☐	Against ☐	Abstain ☐	Proposal 4 – Advisory vote to approve executive compensation	For ☐	Against ☐	Abstain ☐

(03) A. Chester Skinner, III	For ☐	Against ☐	Abstain ☐	The proxies are authorized to vote upon such other business as may properly come before the meeting in their discretion.

(04) Thomas P. Warlow, III	For ☐	Against ☐	Abstain ☐	This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. lf no direction is made, this proxy will be voted FOR each of the director nominees and FOR Proposals 2, 3 and 4.

				Mark here for address change			☐

Please be sure to date and sign this proxy card in the box below.	Date
Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, attorneys, etc. should give full title as such. If the signer is a corporation or partnership, please sign full corporate name by duly authorized officer.

☐	IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	☐

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

☐	☐

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Telephone (using a touch-tone phone); or
2.	By Internet; or
3.	By Mail.

A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 3 a.m., April 24, 2013. It is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone Call Toll-Free on a touch-tone phone any time prior to 3 a.m., April 24, 2013: 1-866-333-6495	Vote by Internet Any time prior to 3 a.m., April 24, 2013 go to http://www.rtcoproxy.com/cto

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://ctlc.com/2013_proxy.html

Your vote is important!